Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DEMAND MEDIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 28, 2015

Dear Stockholder:

        You are invited to attend the annual meeting of stockholders of Demand Media, Inc. ("Demand Media," "we," "us" or "our") to be held on Thursday, June 11, 2015, at 2:00 p.m. Pacific Daylight Time, at The Huntley Hotel located at 1111 Second Street, Santa Monica, California 90403.

        Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in the accompanying proxy statement. We have also made available a copy of our 2014 Annual Report to stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

        In addition to the business to be transacted as described in the proxy materials, management will respond to questions of general interest to stockholders, including questions related to the matters to be voted on at the meeting.

        It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you do not attend the annual meeting in person, you may vote on the Internet or by telephone, or if you are receiving a paper copy of the proxy statement, by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the annual meeting.

Sincerely,

Sean Moriarty Chief Executive Officer

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 11, 2015

To the Stockholders of Demand Media, Inc.:

        We will hold the 2015 annual meeting of stockholders (the "annual meeting") of Demand Media, Inc. ("Demand Media," "we," "us" or "our") at The Huntley Hotel located at 1111 Second Street, Santa Monica, California 90403, on Thursday, June 11, 2015, at 2:00 p.m. Pacific Daylight Time. We will consider and act on the following items of business at the annual meeting:

  1.
  Re-election of Peter J. Guber as a director to serve for a three-year term expiring at the 2018 annual meeting of stockholders and when his successor is duly elected and qualified, or until his earlier resignation or removal.

  2.
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015.

  3.
  Approval of the Amended and Restated 2010 Incentive Award Plan.

  4.
  Such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

        The proxy statement accompanying this notice describes each of these items of business in detail. Our Board recommends a vote "FOR" the nominee for director; a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and a vote "FOR" the approval of the Amended and Restated 2010 Incentive Award Plan.

        Only stockholders of record at the close of business on April 23, 2015 are entitled to receive notice of, to attend, and to vote at the annual meeting, including any adjournments or postponements thereof. A list of stockholders eligible to vote at the annual meeting will be available for inspection at the annual meeting and at the executive offices of Demand Media during regular business hours for a period of no less than ten days prior to the annual meeting.

        Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you and the instructions on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card.

        If your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, you should review the notice provided by that entity to determine whether and how you will be able to submit your proxy. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the annual meeting. Any stockholder attending the annual meeting may vote in person even if such stockholder has previously voted by another method, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting.

        Thank you for your ongoing support of Demand Media.

By Order of the Board of Directors,

Sean Moriarty Chief Executive Officer

PROXY STATEMENT
FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

DEMAND MEDIA, INC.
1655 26th Street
Santa Monica, California 90404

PROXY STATEMENT
FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

        Your proxy is solicited on behalf of the board of directors (the "Board") of Demand Media, Inc., a Delaware corporation ("Demand Media," "we," "us," "our" or "the Company"), for use at our 2015 annual meeting of stockholders to be held on Thursday, June 11, 2015, at 2:00 p.m. Pacific Daylight Time, at The Huntley Hotel located at 1111 Second Street, Santa Monica, California 90403, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 11, 2015

        This proxy statement, our 2014 Annual Report to stockholders and the Notice of the Annual Meeting are available at http://ir.demandmedia.com/investor-overview/proxy-and-annual-meeting. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") to our stockholders of record on or about May 1, 2015. Brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending a similar notice to beneficial owners. All stockholders will have the ability to access the proxy materials on the website listed above or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the annual meeting who have properly requested paper copies of such materials within three business days of such request.

        The Notice of Internet Availability will also provide instructions on how you may request that we send electronic or printed copies of future proxy materials to you by electronic mail or mail. Your election to receive proxy materials by electronic mail or printed copies by mail will remain in effect until you terminate it.

INFORMATION CONCERNING VOTING AND SOLICITATION

Who Can Vote

        You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on April 23, 2015. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the annual meeting. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

Voting of Shares

        You may vote by attending the annual meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in "street name." If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to above and in the Notice of Internet Availability. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker, bank or other nominee by following the instructions on the notice provided by your broker.

        The Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on June 10, 2015. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you do not need to return a written proxy card by mail.

        YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the annual meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

        All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted "FOR" the election of the nominee for director; "FOR" ratification of the appointment of the independent registered public accounting firm; and "FOR" the approval of the Amended and Restated 2010 Incentive Award Plan. The proxy gives each of Sean Moriarty and Daniel Weinrot discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the annual meeting.

Revocation of Proxy

        If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions:

  •
  delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

  •
  submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions will be followed); or

  •
  attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

        Written notices of revocation and other communications with respect to the revocation of Demand Media proxies should be addressed to:

  Demand Media, Inc.
  1655 26th Street
  Santa Monica, California 90404
  Attn: Corporate Secretary

        If your shares are held in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See below regarding how to vote in person if your shares are held in street name.

Voting in Person

        If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a legal proxy from the record holder of the shares, which is the broker, bank or other nominee, authorizing you to vote at the annual meeting.

Who Can Attend the Meeting

        Only stockholders, their proxy holders and the Company's guests may attend the meeting. You should be prepared to present valid photo identification, such as a driver's license or passport. Additionally, if you hold shares through a broker, bank, trustee or nominee, you should bring proof of beneficial ownership as of April 23, 2015, such as (i) your most recent account statement reflecting your stock ownership prior to April 23, 2015; (ii) a copy of the voting instruction card provided by your banker, bank, trustee or nominee; or (iii) similar evidence of ownership.

Quorum and Votes Required

        At the close of business on April 23, 2015, 19,803,540 shares of our common stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are shares held of record by brokers, banks or other nominees, but not voted due to the failure of the beneficial owners of those shares to provide voting instructions.

        Quorum.    A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker non-votes will be counted as present for purposes of determining a quorum. If there is no quorum, either the chairperson of the annual meeting or a majority in voting power of the stockholders entitled to vote at the annual meeting, present in person or represented by proxy, may adjourn the annual meeting to another time or place.

        Broker Non-Votes.    Brokers, banks or other nominees who hold shares of common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on routine proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters that the New York Stock Exchange ("NYSE") determines to be "non-routine." If your broker, bank or other nominee holds your common stock in "street name," your broker, bank or other nominee will only vote your shares on "non-routine" proposals if you provide specific instructions on how to vote by filling out the voter instruction form sent to you by your broker. Only Item 2 (ratifying the appointment of our independent registered public accounting firm) is considered to be a routine matter. All of the other Items are considered "non-routine" matters, and without your instruction, your broker, bank or other nominee cannot vote your shares on Item 1 (election of directors) or Item 3 (approval of the Amended and Restated 2010 Incentive Award Plan).

        Election of Directors.    Our bylaws provide that at all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast is sufficient to elect a director, which means the nominee receiving the highest number of "for" votes will be elected. Abstentions will have no effect in determining which nominee received a plurality of votes cast because approval of a percentage of shares present or outstanding is not required for this proposal. Brokers, banks and other nominees are not empowered to vote on the election of directors without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Broker non-votes will have no effect in determining which nominee receives a plurality of the votes cast.

        Ratification of Independent Registered Public Accounting Firm.    At an annual meeting in which a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present in person or by proxy and entitled to vote thereon is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm; thus broker non-votes are generally not expected to occur with respect to this matter. Abstentions are considered to be shares present and entitled to vote on this proposal, and thus will have the same effect as voting against this proposal.

        Approval of Amended and Restated 2010 Incentive Award Plan.    At an annual meeting in which a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote thereon is required for approval of the Amended and Restated 2010 Incentive Award Plan. This is a non-routine proposal on which a broker, bank or other nominee does not have discretion to vote any uninstructed shares. Broker non-votes are not considered to be shares present and entitled to vote on this proposal, and thus will have no effect on the outcome of this proposal. Abstentions are considered to be shares present and entitled to vote on this proposal, and thus will have the same effect as voting against this proposal.

Solicitation of Proxies

        Our Board is soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Notice of Internet Availability or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock on behalf of beneficial owners send notices of internet availability, proxies and proxy materials to those beneficial owners and secure those beneficial owners' voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Assistance

        If you need assistance in voting over the Internet or completing your proxy card or have questions regarding the annual meeting, please contact Investor Relations at (310) 394-6400, email at ir@demandmedia.com, or write to Investor Relations, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404.

Forward-Looking Statements

        This proxy statement contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the year ended December 31, 2014, as such disclosure may be updated in our quarterly reports on Form 10-Q and our current reports on Form 8-K.

ITEM 1
ELECTION OF DIRECTORS

Board Structure

        Our Board currently consists of seven members who are divided into three classes with staggered three-year terms. Each director holds office until that director's successor is duly elected and qualified or until his earlier death or resignation. At each annual meeting, the term of one class of directors expires. The class of directors with a term expiring at this annual meeting consists of one director.

        Our Amended and Restated Bylaws, or bylaws, provided for our Board to initially be comprised of nine directors and, thereafter, our bylaws permit our Board to fix the authorized number of directors by resolution. In February 2015, following the voluntary resignations of Messrs. Bhandari and Colo from the Board, the Board adopted a resolution to reduce the size of our Board to seven directors. There are currently seven directors authorized, with no vacancies on our Board. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred.

Director Nominees

        Based upon the recommendation of our nominating and corporate governance committee, our Board has nominated Peter Guber for re-election as a director to the Board. Mr. Guber currently serves on our Board. Biographical information on Mr. Guber is furnished below. If elected, Mr. Guber would serve in office until the expiration of his three-year term at the close of our 2018 annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Information Regarding the Board of Directors and Director Nominees

        Set forth below is information as of the record date regarding each member of our Board, including each director nominee. There are no family relationships among any of our directors or executive officers. See "Corporate Governance" and "Director Compensation" below for additional information regarding the Board of Directors.

Name	Age	Position	Director Since	Term Expires
Peter Guber(2)	73	Director	2010	2015
Fredric W. Harman(2)(3)	54	Director	2006	2016
Sean Moriarty	44	Director, Chief Executive Officer	2014	2016
James R. Quandt(1)(3)	65	Chairman of the Board	2008	2016
John A. Hawkins(1)(2)	54	Director	2006	2017
Victor E. Parker	45	Director	2006	2017
Brian M. Regan(1)(3)	43	Director	2015	2017

(1)
Member of the audit committee.

(2)
Member of the nominating and corporate governance committee.

(3)
Member of the compensation committee.

Nominee for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2018 Annual Meeting of Stockholders

        Peter Guber has served on our Board since 2010 and is currently the chairperson of the nominating and corporate governance committee. Mr. Guber currently serves as Chairman and Chief Executive Officer of Mandalay Entertainment Group, a multimedia entertainment company he founded in 1995 that is focused on motion pictures, television, sports entertainment and new media. Mr. Guber also serves on the board of directors of Digital Turbine, Inc., a company that provides end-to-end mobile solutions. Prior to founding Mandalay Entertainment, from 1989 to 1995, Mr. Guber served as Chairman and Chief Executive Officer of Sony Pictures Entertainment, Inc., the multinational television and film production, distribution and merchandising unit of Sony, and he co-founded Guber Peters Entertainment Group in 1983, which was acquired by Sony Pictures Entertainment in 1989. Mr. Guber also founded Polygram Entertainment in 1979 and served as its Chairman and Chief Executive Officer until 1983; co-founded Casablanca Records & Filmworks, Inc. in 1975; and was a member of senior management and Studio Chief of Columbia Pictures Corporation from 1968 to 1975. Mr. Guber produced or executive produced (personally or through his companies) films that include Midnight Express, The Color Purple, Missing, American Werewolf in London, Gorillas in the Mist, Rain Man and Batman. Through Mandalay Professional Sports LLC, Mr. Guber is a managing member of the ownership group that owns the Golden State Warriors, an NBA franchise, and through Guggenheim Baseball Management LLC, Mr. Guber is a minority owner of the Los Angeles Dodgers, a Major League Baseball team. Mr. Guber co-founded Geek Chic Daily, which merged with Nerdist Industries to become a multi-platform creator of genre and popular-culture content that was subsequently acquired by Legendary Entertainment. Mr. Guber is also a professor at the UCLA School of Theater, Film & Television, where he has been a member of the faculty for over 30 years. Mr. Guber holds an L.L.M. and J.D. from New York University School of Law and a B.A. from Syracuse University, and is a member of the California and New York bars. Mr. Guber brings extensive business and industry expertise in the multimedia and film and television production industries to our Board and its nominating and corporate governance committee. Mr. Guber's breadth of entertainment and media industry knowledge and insight from over 40 years of experience in senior management positions within the entertainment and media industry serves as a key resource to our Board.

Directors Continuing in Office until the 2016 Annual Meeting of Stockholders

        Fredric W. Harman has served on our Board since 2006 and is currently the chairperson of our compensation committee and a member of our nominating and corporate governance committee. Mr. Harman joined Oak Investment Partners, a multi-stage venture capital firm, as a General Partner in 1994, and currently serves as Managing Partner, focusing primarily on Consumer Internet and Internet New Media investments. From 1991 to 1994, he was a General Partner of Morgan Stanley Venture Capital. Mr. Harman currently serves on the boards of Limelight Networks, Inc., a leader in digital presence management, and U.S. Auto Parts Network, Inc., an online provider of aftermarket auto parts, as well as a number of privately held companies, including several media and technology companies. Mr. Harman holds an M.B.A. from the Harvard Business School and a B.S. and M.S. in Electrical Engineering from Stanford University. Mr. Harman was originally nominated to serve on our Board pursuant to our Third Amended and Restated Stockholders' Agreement. Mr. Harman's broad industry and financial expertise, including his considerable involvement with venture capital backed companies in the Internet and technology sectors with a focus on new media platforms, makes him a valuable contributor to our Board and its committees. In addition, Mr. Harman's extensive experience serving on the boards of numerous public and private companies strengthens the knowledge base and oversight of our Board.

        Sean Moriarty has served as our Chief Executive Officer and as a member of our board of directors since August 2014. Mr. Moriarty served as the Chief Executive Officer of Saatchi Online, Inc.,

which operates Saatchi Art, an online art gallery, from August 2013 to August 2014, when Demand Media acquired it. From August 2009 to June 2012, Mr. Moriarty was an Entrepreneur in Residence at Mayfield Fund, a venture capital firm. From January 2007 to March 2009, Mr. Moriarty was President and Chief Executive Officer of Ticketmaster, a live entertainment ticketing and marketing company, and he held positions of increasing responsibility at Ticketmaster from 2000 to 2006, including EVP, Technology and Chief Operating Officer. He began his executive experience as EVP, Technology at Citysearch, an online city guide. Mr. Moriarty served on the Ticketmaster board of directors from August 2008 to March 2009 and he currently sits on the board of directors of several private companies, including Eventbrite and TuneIn. Mr. Moriarty is actively involved in non-profit work with CoachArt and the Pat Tillman Foundation. Mr. Moriarty received his bachelor's degree from the University of South Carolina and attended graduate school at Boston University and the University of South Carolina. As our Chief Executive Officer, Mr. Moriarty's in-depth knowledge of the Company and its industries, operations and business provides valuable insights to our Board. In addition, we believe that Mr. Moriarty's significant management and industry experience, as well as his experience gained from serving on the boards of numerous companies, makes him an important contributor to our Board.

        James R. Quandt has served on our Board since 2008 and is currently the Chairman of the Board and a member of our audit committee and compensation committee. Mr. Quandt is the co-founder of Thomas James Capital, Inc., a private equity firm that also provides financial advisory services, where he has been a Managing Partner since 2005. Mr. Quandt has over three decades of senior management experience, including serving as President of Standard and Poor's Corporation, a provider of independent credit risk research and benchmarks; Chairman of Bridge Financial Information; and President of Security Pacific Brokerage, Inc. Mr. Quandt currently serves as the Chairman of the Board of The FRS Company and as a member of the board of directors of Rightside Group, Ltd., a domain name services company. He has previously served on the boards of Intermix Media, Inc., an Internet marketing company that owned MySpace, Inc.; The Brain Corporation; Blue Label Interactive, Inc.; and Digital Orchid Incorporated. Mr. Quandt is a former member of the New York Stock Exchange and the Board of Trustees of Saint Mary's College of California. Mr. Quandt participated in the Managerial Policy Institute at the University of Southern California's Marshall School of Business, and he received a B.S. in Business Administration from Saint Mary's College. Mr. Quandt's mix of executive leadership and financial expertise provides our Board and its audit and compensation committees with valuable insight and guidance. Mr. Quandt brings a seasoned and strategic perspective to our Board, rooted in his role as a board member of various public and private companies in the Internet and technology sectors, as well as his experience as a former member of the New York Stock Exchange.

Directors Continuing in Office until the 2017 Annual Meeting of Stockholders

        John A. Hawkins has served on our Board since 2006 and is currently a member of our audit committee and nominating and corporate governance committee. Mr. Hawkins has served as Managing Partner and co-founder of Generation Partners, a private equity firm that provides capital to companies in the business and information services, media and communications, and healthcare services industries, through growth equity and buyout investments, since 1995. Prior to founding Generation Partners, Mr. Hawkins was a General Partner at Burr, Egan, Deleage & Co., a venture capital firm that he joined in 1987. Prior to that, Mr. Hawkins was an investment banker at Alex, Brown & Sons. Mr. Hawkins currently serves on the board of Captivate Network, a digital media company, and he has served on the boards of more than 20 companies, including Agility Recovery Solutions, Inc., HotJobs.com, Ltd., iCrossing, Inc., P-Com, Inc., the Platform for Media, Inc., High End Systems, Inc. and ShopWiki Corporation, where he also served as Chairman. Mr. Hawkins is also a member of the Angeleno Chapter of the World Presidents' Organization. Mr. Hawkins holds an M.B.A. from Harvard Business School and a B.A. in English from Harvard College. Mr. Hawkins was originally nominated to serve on our Board pursuant to our Third Amended and Restated Stockholders' Agreement. Mr. Hawkins has over 27 years of investment banking and private equity investing experience, combined with a strong track record investing in technology, media and business services companies. He brings extensive business and strategic expertise, as well as experience serving on numerous public and private boards, to our Board and its committees.

        Victor E. Parker has served on our Board since 2006. Mr. Parker is a Managing Director at Spectrum Equity Investors, a private equity firm focused primarily on media and information services, which he joined in September 1998. He was previously an associate at Summit Partners, L.P., a private equity firm focusing on the technology, healthcare and life sciences, and growth products and services sectors. Mr. Parker currently serves on the boards of lynda.com, Ancestry.com, Inc., TeachersPayTeachers, Prezi and ExamSoft Worldwide, Inc. He has previously served on the boards of SurveyMonkey.com, LLC, NetQuote, Inc. and NetScreen Technologies, Inc. Mr. Parker holds an M.B.A. from Stanford Graduate School of Business and a B.A. from Dartmouth College. He was originally nominated to serve on our Board pursuant to our Third Amended and Restated Stockholders' Agreement. Mr. Parker's financial expertise, combined with his experience with venture capital backed technology and Internet companies, provides our Board with a valuable perspective for important business, financial and strategic initiatives. Mr. Parker's experience serving on the boards and board committees of various public and private companies brings practical business and financial leadership to our Board and provides him with increased knowledge of effective corporate governance that benefits our Board.

        Brian M. Regan has served on our Board since February 2015 and is currently the chairperson of our audit committee and a member of our compensation committee. Since August 2012, Mr. Regan has served as the Senior Vice President and Chief Financial Officer of Shutterfly, Inc., a manufacturer and digital retailer of personalized products and services, where he is responsible for managing all aspects of Shutterfly's financial activities, including strategic planning, financial planning and analysis and investor relations. Prior to joining Shutterfly, Mr. Regan served as the Chief Financial Officer of Wize Commerce/Nextag, a global digital marketing and online commerce company, from July 2010 to August 2012, and as EVP and Chief Financial Officer of Ticketmaster Entertainment, a live entertainment ticketing and artist management company, from June 2008 to July 2010. Mr. Regan has also held finance leadership positions at Expedia, Inc., an online travel company, and LendingTree, an online loan marketplace. Mr. Regan began his career at PricewaterhouseCoopers and he holds a B.S. in Business Administration and Accounting from Bucknell University. Mr. Regan has more than 20 years of finance experience at several Internet-based companies. We believe that his extensive financial and accounting experience with public and private companies, combined with his broad experience with Internet-based companies, makes him a valuable contributor and resource to our Board and its audit and compensation committees.

Board Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEE.

ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

        The audit committee of our Board has selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent registered public accounting firm for the year ending December 31, 2015, and has further directed that management submit the selection of PricewaterhouseCoopers as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. A representative of PricewaterhouseCoopers is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

        Stockholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the audit committee determines that such a change would be in our and our stockholders' best interests.

Principal Accounting Fees and Services

        The following table presents fees billed to us by PricewaterhouseCoopers for audit, audit-related, tax and other services during the fiscal years ended December 31, 2014 and 2013:

Type of Fees	Fiscal 2014	Fiscal 2013
Audit Fees	$3,187,000	$2,895,000
Audit-Related Fees	650,000	1,250,000
Tax Fees	299,000	366,000
All Other Fees	1,800	1,800

Total	$4,137,800	$4,512,800

Audit Fees

        This category includes fees for (i) the integrated audit of our consolidated financial statements and internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act of 2002, (ii) reviews of each of the quarterly consolidated financial information included in our Quarterly Reports on Form 10-Q, and (iii) audit services that are normally provided by PricewaterhouseCoopers in connection with statutory or regulatory filings.

Audit-Related Fees

        This category includes fees associated with PricewaterhouseCoopers' audit and review of carve-out financial statements for Rightside Group, Ltd. in connection with the spin-off of our domain name services business.

Tax Fees

        This category includes fees for tax compliance, tax advice and tax planning.

All Other Fees

        This category includes fees associated with our access to PricewaterhouseCoopers' online research tool.

Pre-Approval Policies and Procedures

        Our audit committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. This policy is set forth in our audit committee's charter, which is available at http://ir.demandmedia.com/corporate-governance/corporate-governance-overview.

        Our audit committee considered whether the non-audit services rendered by PricewaterhouseCoopers were compatible with maintaining PricewaterhouseCoopers' independence as our independent registered public accounting firm and concluded they were.

Board Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

 ITEM 3
APPROVAL OF THE AMENDED AND RESTATED 2010 INCENTIVE AWARD PLAN

Introduction

        We are asking our stockholders to approve the Amended and Restated Demand Media, Inc. 2010 Incentive Award Plan (the "Amended 2010 Plan"), which was adopted, subject to stockholder approval, by our board of directors on April 23, 2015, and which makes the following changes to the original Demand Media, Inc. 2010 Incentive Award Plan (the "2010 Plan"):

  •
  Requires the plan administrator to obtain stockholder approval before repricing any award of stock options or stock appreciation rights (whether through a reduction of the applicable price per share or the cancellation and substitution of such an award with another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares);

  •
  Eliminates the provision that permits shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations associated with an award granted under the 2010 Plan to be used again for new grants under the 2010 Plan; and

  •
  Requires that dividends and dividends equivalents payable in respect of performance-vesting awards be subject to the same vesting conditions as those applicable to the underlying awards.

        In addition to the above, we are asking stockholders to approve the Amended 2010 Plan to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

        Section 162(m).    In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer) ("covered employees"). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as "performance-based" under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Amended 2010 Plan is discussed below, and stockholder approval of this Item 3 will be deemed to constitute approval of the material terms of the performance goals under the Amended 2010 Plan for purposes of the stockholder approval requirements of Section 162(m).

        Stockholder approval of the material terms of the performance goals under the Amended 2010 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the Amended 2010 Plan to qualify for the "performance-based" compensation exemption under Section 162(m), and submission of the material terms of the Amended 2010 Plan's performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the Amended 2010 Plan. Nothing in this proposal precludes us or our compensation committee from making any payment or granting awards that are not intended to qualify for tax deductibility under Section 162(m).

        Stockholder Approval.    If stockholders do not approve this Item 3, the 2010 Plan will continue in full force and effect and we may continue to grant performance-vesting and other equity awards under the 2010 Plan, whether or not such awards are subject to Section 162(m)'s compensation deduction limit.

Material Terms of the Amended 2010 Plan

        The material terms of the 2010 Plan, as proposed to be amended in the form of the Amended 2010 Plan, are summarized below and qualified in their entirety by reference to the Amended 2010 Plan attached as Appendix A to this proxy statement.

        Eligibility and Administration.    Our employees, consultants and non-employee directors are eligible to receive awards under the Amended 2010 Plan. Currently, there are approximately 409 employees, three non-employee directors and no consultants eligible to participate in the Amended 2010 Plan.

        The Amended 2010 Plan is administered by our compensation committee, which may delegate its duties and responsibilities to subcommittees of our directors and/or officers, subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or stock exchange rules, as applicable. Our board of directors administers the Amended 2010 Plan with respect to awards to non-employee directors. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Amended 2010 Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the Amended 2010 Plan, including any vesting and vesting acceleration conditions.

        Limitation on Awards and Shares Available.    The aggregate number of shares of our common stock available for issuance under awards granted pursuant to the Amended 2010 Plan as of August 1, 2014 (the date of the Rightside Spin-Off and Reverse Stock Split, each as defined below) is equal to the sum of (i) 5,647,866 shares, plus (ii) any shares of our common stock subject to awards under our Amended and Restated 2006 Equity Incentive Plan that terminate, expire or lapse for any reason after August 1, 2014; plus (iii) an annual increase in shares on the first day of each calendar year through 2020. The annual increase will be equal to the lesser of (A) 1,200,000 shares, (B) 5% of our common stock outstanding on the last day of the prior calendar year or (C) such smaller number of shares as may be determined by the Board or the compensation committee of the Board. As of April 23, 2015, the number of shares remaining available for issuance pursuant to awards to be granted under the Amended 2010 Plan was approximately 3,063,589 and the closing sale price of our common stock on that date was $6.68.

        Though the 2010 Plan currently provides that shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award may also be used again for new grants, if the stockholders approve this Item 3, the Amended 2010 Plan will no longer permit the use of such tendered or withheld shares for new grants. Neither shares subject to a stock appreciation right (SAR) that are not issued in connection with the stock settlement of the SAR on its exercise, nor shares purchased on the open market with the cash proceeds from the exercise of options may be used again for new grants of awards. Shares granted under the Amended 2010 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

        Awards granted under the Amended 2010 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Amended 2010 Plan. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended 2010 Plan during any calendar year is 1,000,000 and the maximum amount that may be paid in cash pursuant to the Amended 2010 Plan to any one participant during any calendar year period is ten million dollars ($10,000,000).

        Awards.    The Amended 2010 Plan provides for the grant of stock options, including incentive stock options (ISOs) and nonqualified stock options (NSOs), restricted stock, dividend equivalents, stock payments, restricted stock units (RSUs), performance shares, other incentive awards, SARs and cash awards. Awards other than cash awards will generally be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

  •
  Stock Options.  Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

  •
  Stock Appreciation Rights.  SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

  •
  Restricted Stock, Deferred Stock, RSUs and Performance Shares.  Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, deferred stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

  •
  Stock Payments, Other Incentive Awards and Cash Awards.  Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

  •
  Dividend Equivalents.  Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend payment dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents may not be paid on awards granted under the Amended 2010 Plan unless and until such awards have vested.

        Performance Awards.    Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The administrator will determine whether performance awards are intended to constitute "qualified performance-based compensation," or QPBC, within the meaning of Section 162(m), in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m).

        Section 162(m) of the Internal Revenue Code imposes a $1,000,000 cap on the compensation deduction that we may take in respect of compensation paid to our "covered employees" (which should include our chief executive officer and our next three most highly compensated employees other than our chief financial officer), but excludes from the calculation of amounts subject to this limitation any amounts that constitute QPBC. However, QPBC performance criteria may be used with respect to performance awards that are not intended to constitute QPBC.

        In order to constitute QPBC under Section 162(m) of the Internal Revenue Code, in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our compensation committee and linked to stockholder-approved performance criteria. For purposes of the Amended 2010 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, (E) non-cash equity-based compensation expense and (F) other non-cash items impacting net earnings from time to time); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow, free cash flow and discretionary free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of common stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects or strategic transactions; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; (xxv) sales-related goals; (xxvi) transaction-related goals (including, but not limited to, gross transaction value or average revenue per transaction); (xxvii) visitor and/or traffic metrics; and (xxviii) customer engagement metrics. Any of these performance criteria may be measured either in absolute terms for us or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Amended 2010 Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

        Certain Transactions.    The plan administrator has broad discretion to equitably adjust the provisions of the Amended 2010 Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as "equity restructurings," the plan administrator will make equitable adjustments to the Amended 2010 Plan and outstanding awards. In the event of a change in control of the Company (as defined in the Amended 2010 Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for some or all outstanding awards, then all such awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

        Foreign Participants, Transferability, Repricing and Participant Payments.    The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended 2010 Plan are generally non-transferable prior to vesting and are exercisable only by the participant. The 2010 Plan currently permits the plan administrator, subject to limitations imposed by the Internal Revenue Code or other applicable law, to increase or reduce the applicable price per share of an award, or cancel and replace an award with another award. If stockholders approve this Item 3, then the Amended 2010 Plan will no longer permit such repricings without stockholder approval. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended 2010 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a "market sell order" or such other consideration as it deems suitable.

        Plan Amendment and Termination.    Our board of directors may amend or terminate the Amended 2010 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for (i) any amendment that increases the number of shares available under the Amended 2010 Plan, and (ii) if stockholders approve this Item 3, any amendment that reduces the price per share of any outstanding option or SAR granted under the Amended 2010 Plan or that cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. After the tenth anniversary of the date on which we adopted the Amended 2010 Plan no incentive stock options may be granted. In addition, after August 3, 2020, no automatic annual increases to the Amended 2010 Plan's share limit will occur; however, the Amended 2010 Plan does not have a specified expiration and will otherwise continue in effect until terminated by the Company.

New Plan Benefits

        The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended 2010 Plan will be determined in the discretion of our compensation committee in the future. Except with respect to (i) grants of equity awards that we expect to grant to our outside directors on or before the date of the annual meeting (as described in the footnotes to the below table); and (ii) grants of stock options and restricted stock units that our new Chief Financial Officer, Rachel Glaser, is entitled to receive pursuant to the terms of her employment agreement (as described in the footnotes to the below table), our compensation committee has not made any determination to make future grants to any persons under the Amended 2010 Plan as of the date of this Proxy Statement. In addition, the below table includes stock options and restricted stock units expected to be granted to new employees who were hired between February 5, 2015 and April 23, 2015, pursuant to the terms of their employment agreements or offer letters. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended 2010 Plan or the benefits that would have been received by such participants if the

Amended 2010 Plan had been in effect in the year ended December 31, 2014, other than as set forth below.

Name/Category of Individuals	Dollar Value ($)	Number of Stock Options	Number of Restricted Stock Units
Sean Moriarty	—	—	—
Shawn Colo	—	—	—
Mel Tang	—	—	—
Julie Campistron	—	—	—
Frederick Scott Boecker	—	—	—
Daniel Weinrot	—	—	—
All current executive officers as a group(1)	—	200,000	75,000
All outside directors as a group(2)	—	—	6,750
All employees, including all current officers who are not executive officers, as a group	—	75,000	52,575

(1)
Our current executive officers include our new Chief Financial Officer, Rachel Glaser, who commenced her employment with us on April 13, 2015. Pursuant to the terms of her employment agreement, Ms. Glaser is entitled to receive a stock option covering 200,000 shares of our common stock, with a per share exercise price to be equal to the closing price per share on the grant date, and a restricted stock unit award covering 75,000 shares of our common stock. The stock option will vest with respect to 25% of the shares subject to the stock option on April 13, 2016 and with respect to an additional 1/48th of the shares subject to the stock option on each monthly anniversary of April 13, 2016 thereafter, and the restricted stock unit award will vest over four years with 25% of the restricted stock units vesting on May 15, 2016 and an additional 1/16th of the restricted stock units vesting on each quarterly anniversary of May 15, 2016 thereafter, each subject to Ms. Glaser's continued employment through the applicable vesting date and accelerated vesting upon a qualifying termination in connection with a change in control. The compensation committee intends to grant these awards to Ms. Glaser at its next meeting.

(2)
Pursuant to our current outside director compensation program, each non-employee director serving on our board of directors who is not affiliated with Spectrum Equity, Oak Investment Partners, Generation Partners or Goldman Sachs (the "outside directors") is eligible to receive an initial restricted stock unit award covering 3,750 shares of our common stock in connection with his or her election to the Board, as well as an annual restricted stock unit award covering 1,500 shares of our common stock for each year after the outside director receives his or her initial grant. These restricted stock unit awards vest in twelve substantially equal quarterly installments commencing on the three-month anniversary of the grant date, subject to continued Board service through the applicable vesting date and accelerated vesting if the outside director ceases to be an outside director due to his or her death or disability or if an outside director stands for re-election but is not re-elected to the Board. Mr. Regan is currently expected to receive his initial restricted stock unit award at the next compensation committee meeting and Messrs. Guber and Quandt are expected to receive their annual restricted stock unit awards on the date of our annual meeting. In addition, Mr. Quandt may receive additional equity grants in connection with his service as non-executive chairman of the board, but the compensation committee has not yet determined the amounts of any such awards, if any.

Awards to Certain Persons Granted as of April 23, 2015

        The table below sets forth summary information concerning the number of shares of our common stock subject to stock options and restricted stock unit awards granted to certain persons under the 2010 Plan as of April 23, 2015.

Name/Category of Individuals	Number of Shares Underlying Option Grants	Number of Restricted Stock Units
Sean Moriarty	1,063,123	26,694
Shawn Colo	4,740	—
Mel Tang	—	—
Julie Campistron	130,847	56,386
Frederick Scott Boecker	105,000	35,476
Daniel Weinrot	95,829	28,967
All current executive officers as a group	1,524,799	197,523
All outside directors as a group(1)	18,052	7,168
Peter Guber	8,705	3,584
Each associate of any directors, executive officers or nominees to the Board	—	—
Each other person who received or is to receive 5% of options, warrants or rights	—	—
All current employees, including all officers who are not executive officers, as a group(2)	1,901,684	1,065,003

(1)
Includes Peter Guber, who is currently an outside director as well as a director nominee in this proxy, James Quandt and Brian Regan. Does not include our former outside director, Joshua James, who held stock options covering 1,885 shares of our common stock as of April 23, 2015, all of which will expire on May 2, 2015.

(2)
Does not include 22,762 common shares underlying stock options granted to former employees that have not yet expired, but will expire 90 days after the respective former employee's termination date.

Material U.S. Federal Income Tax Consequences

        The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended 2010 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

        Non-Qualified Stock Options.    If an optionee is granted a non-qualified stock option under the Amended 2010 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss, depending on the duration for which the shares are held. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income

        Incentive Stock Options.    A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of the ISO grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Internal Revenue Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

        Other Awards.    The current federal income tax consequences of other awards authorized under the Amended 2010 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards and other types of awards are generally subject to income tax at the time of share delivery or other payment based on the fair market value of the share or other payment delivered on that date. Compensation that is effectively deferred will generally be subject to income taxation when paid, but will typically be subject to employment taxes in any earlier year in which vesting occurs. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to the limitations imposed by Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code

        Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Amended 2010 Plan, whether alone or combined with other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

        The Section 162(m) deduction limitation does not apply to "qualified performance-based compensation." In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) requires that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more "outside directors", (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the stockholders and (iv) a compensation committee of "outside directors" must certify that the performance goals have indeed been met prior to payment.

        Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the "qualified performance-based compensation" exemption if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

        The Amended 2010 Plan has been designed to permit the compensation committee to grant stock options and other awards that will qualify as "qualified performance-based compensation." If the Amended 2010 Plan is approved by our stockholders, the compensation committee may, but is not obligated to, grant awards under the Amended 2010 Plan that constitute qualified performance based compensation under Section 162(m).

Section 409A of the Internal Revenue Code

        Certain types of awards under the Amended 2010 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Internal Revenue Code. Unless certain requirements set forth in Section 409A of the Internal Revenue Code are satisfied, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended 2010 Plan and awards granted under the Amended 2010 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Internal Revenue Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Internal Revenue Code. To the extent determined necessary or appropriate by the plan administrator, the Amended 2010 Plan and applicable award agreements may be amended to further comply with Section 409A of the Internal Revenue Code or to exempt the applicable awards from Section 409A of the Internal Revenue Code.

Vote Required

        The affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote thereon at the annual meeting, provided a quorum is present, is required for the approval of this incentive award plan proposal.

Board Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF OUR AMENDED AND RESTATED 2010 INCENTIVE AWARD PLAN.

CORPORATE GOVERNANCE

        Our Board has adopted corporate governance guidelines to set forth a framework for its overall governance practices. These guidelines can be found in the corporate governance section of our investor relations website at http://ir.demandmedia.com/corporate-governance/corporate-governance-overview. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404.

Board Leadership Structure

        Our Board does not have a policy on whether the role of the chairman and chief executive officer should be separate and, if it is to be separate, whether the chairman should be selected from the independent directors. Until October 2013, the roles of the chairman and chief executive officer were combined and James Quandt, a non-employee independent director, served as the lead independent director. Following the resignation of our former chairman and chief executive officer in October 2013, our Board designated Mr. Quandt to serve as the non-executive Chairman of the Board. Mr. Quandt has served on our Board since 2008, including serving as the lead independent director from April 2011 to October 2013, and he has gained a deep understanding of our business and industry over that time, in addition to the knowledge and experience he brings from serving on the boards of various public and private companies in the Internet and technology sectors. Our Board believes that the current Board leadership structure is best for our Company and our stockholders at this time, and decided that Mr. Quandt should continue to remain as non-executive Chairman after Sean Moriarty was hired as our chief executive officer in August 2014. In the future, our Board may decide to combine the roles of chairman and chief executive officer again. If that were to occur, we believe that our corporate governance policies and practices would ensure sufficient oversight of our business and senior management by experienced independent directors and minimize any potential conflicts that could result from combining the positions of chairman and chief executive officer.

        Our Board is currently comprised of six independent members and one non-independent member. A number of our Board members have served as directors of other public companies and some are currently serving or have served as members of senior management of other public companies. We have three standing Board committees comprised solely of directors who are considered independent under all applicable NYSE listing standards. We believe that the number of independent, experienced directors that make up our Board benefits our Company and our stockholders.

Risk Oversight

        Our Board is primarily responsible for overseeing our risk management processes. Our Board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face and reviews management's strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, our audit committee, nominating and corporate governance committee and compensation committee support our Board in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach. In particular, the audit committee is responsible for considering and discussing our significant accounting and financial risk exposures and the actions management has taken to control and monitor these exposures, and the nominating and corporate governance committee is responsible for considering and discussing our significant corporate governance risk exposures and the actions management has taken to control and monitor these exposures. As needed and when requested, the audit committee and the nominating and corporate governance committee receive reports from management regarding an assessment of such risks. The compensation committee, with input from our management, assists our Board in reviewing and assessing whether any of our compensation policies and programs could potentially encourage excessive risk-taking. In considering our employee compensation policies and practices, the compensation committee reviews our policies related to payment of salaries and wages, commissions, benefits, bonuses, stock-based compensation and other compensation-related practices and considers the relationship between risk management policies and practices, corporate strategy and compensation.

        While the Board oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board.

Director Independence

        Our Board has determined that the nominee for election to the Board at the annual meeting and all continuing directors, except for Mr. Moriarty, are independent under the NYSE listing standards and Demand Media's corporate governance guidelines. The Board also determined that (i) Robert Bennett, who served as a director and member of the audit committee through February 28, 2014, (ii) Gaurav Bhandari, who served as a director through February 20, 2015, and (iii) Joshua James, who served as a director and a member of the audit and compensation committees through February 2, 2015, were each independent under all applicable standards. In making these determinations, the Board considered all relationships between us and each director and each director's family members. With respect to Mr. Bhandari, the Board specifically considered his employment as a Managing Director at Goldman, Sachs & Co., to which the Company had previously paid investment banking fees, commitment fees and interest, and concluded that this relationship would not impede the exercise of independent judgment by Mr. Bhandari. The Board also considered the fact that Messrs. Quandt and Harman both serve on the board of directors of The FRS Company and concluded that this relationship would not impede their exercise of independent judgment.

Board Meetings

        Our Board held ten (10) in-person or telephonic meetings and acted by written consent two (2) times during 2014. During 2014, each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he served, which were held during the period of time that he served, other than Messrs. Guber and James. Mr. James resigned in February 2015 due to personal commitments. Mr. Guber attended 75% of the regularly convened quarterly Board meetings, during which the Company's financial and operating performance is generally reviewed in greater detail. Except in unusual circumstances, the Chairman of the Board, or his designee, determines the order of business and the procedure at each meeting, including the regulation of the manner of voting and the conduct of business. During regularly convened quarterly board meetings, the Board usually spends a portion of such meetings in executive session without management or other employees present.

        We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. One (1) director attended our annual meeting of stockholders in 2014.

Board Committees

        Our Board maintains a standing audit committee, nominating and corporate governance committee and compensation committee. Each committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. The charter of each of these committees is available on the investor relations page of our website at

http://ir.demandmedia.com/corporate-governance/corporate-governance-overview. In addition, the charters for each of our committees are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404. The membership of all of our standing Board committees as of the record date is as follows:

Director	Audit	Nominating and Governance	Compensation
Peter Guber		C
Fredric W. Harman		**	C
John A. Hawkins	**	**
James R. Quandt	**		**
Brian M. Regan	C		**

"C"
Chairperson

**
Member

Audit Committee

        We have an audit committee that has responsibility for, among other things, overseeing management's maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices; overseeing management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning; reviewing our annual and quarterly financial statements; appointing and evaluating our independent accounting firm and considering and approving any non-audit services proposed to be performed by the independent accountants; and discussing with management and our Board our policies with respect to risk assessment and risk management, as well as our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures, if any. The audit committee met in person or telephonically fourteen (14) times during 2014 and acted by written consent one (1) time during 2014.

        The current members of our audit committee are Messrs. Hawkins, Quandt and Regan with Mr. Regan serving as the committee's chair since February 2015. All members of our audit committee meet the requirements for financial literacy, and each of the members meets the requirements for independence, under Rule 10A-3 promulgated under the Exchange Act, and the applicable rules and regulations of the NYSE. Our Board has also determined that Mr. Regan and Mr. Quandt are each an audit committee "financial expert," as that term is defined by the applicable rules of the SEC, and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.

Nominating and Corporate Governance Committee

        We have a nominating and corporate governance committee that has responsibility for, among other things, recommending persons to be selected by our Board as nominees for election as directors and to fill any vacancies on our Board; considering and recommending to our Board qualifications for the position of director and policies concerning the term of office of directors and the composition of our Board; and considering and recommending to our Board other actions relating to corporate governance. The nominating and corporate governance committee met three (3) times during 2014 and acted by written consent one (1) time during 2014. The members of our nominating and corporate governance committee are Messrs. Guber, Harman and Hawkins, with Mr. Guber serving as the committee's chair. All members of our nominating and corporate governance committee meet the independence requirements of the NYSE. When recommending persons to be selected by the Board as nominees for election as directors, the nominating and corporate governance committee considers such factors as the individual's personal and professional integrity, ethics and values, experience in corporate management, experience in the Company's industry, experience as a Board member of another publicly held company, academic expertise in an area of the Company's operations and practical and mature business judgment. In addition, the nominating and corporate governance committee considers diversity of relevant experience, expertise and background in identifying nominees for directors. When formulating its Board membership recommendations, the nominating and corporate governance committee will also consider any advice and recommendations offered by our Chief Executive Officer or our stockholders. The nominating and corporate governance committee may delegate any or all of its responsibilities to a subcommittee, but only to the extent consistent with the Company's certificate of incorporation, bylaws, corporate governance guidelines, NYSE rules and other applicable law.

        The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice, which notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year's annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder's notice must be delivered, or mailed and received, not earlier than the 120th and not later than the 90th day prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our bylaws. As set forth in our bylaws, submissions must include, among other things, the name and address of the proposed nominee; the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned by such proposed nominee; information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act; a description of all direct and indirect compensation and other material monetary agreements during the past three years between the nominating person and the proposed nominee; and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder's notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 1655 26th Street, Santa Monica, California 90404.

        The nominating and corporate governance committee did not receive any director recommendations from a stockholder for consideration at the 2015 annual meeting.

Compensation Committee

        We have a compensation committee that has responsibility for, among other things, reviewing management and employee compensation policies, plans and programs; monitoring performance and compensation of our executive officers and other key employees; preparing recommendations and periodic reports to our Board concerning these matters; and administering our equity incentive plans. The compensation committee met in person or telephonically eight (8) times during 2014 and acted by written consent six (6) times during 2014. The members of our compensation committee are Messrs. Harman, Quandt and Regan, with Mr. Harman serving as the committee's chair. Our Board has determined that each of Messrs. Harman, Quandt and Regan is independent under all applicable rules and regulations of the SEC, the NYSE and the Internal Revenue Code. The compensation committee has the ability to delegate certain of its responsibilities to subcommittees in accordance with the Company's certificate of incorporation, bylaws, Section 162(m) of the Internal Revenue Code, NYSE rules and other applicable law.

Compensation Committee Interlocks and Insider Participation

        Messrs. Harman, James and Quandt served as members of the Compensation Committee during fiscal 2014. In February 2015, Mr. Regan replaced Mr. James on the Compensation Committee. No interlocking relationships exist, or at any time during 2014 existed, between any member of our Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company. No member of the Compensation Committee is or has been an officer or an employee of Demand Media or its subsidiaries.

Communication with the Board

        Interested persons, including stockholders, may communicate with our Board by sending a letter to our Corporate Secretary at our principal executive offices at 1655 26th Street, Santa Monica, California 90404. Our Corporate Secretary will submit all correspondence to the chairman or to the lead independent director (if applicable) or any specific director to whom the correspondence is directed.

Code of Business Conduct and Ethics

        Our Board has adopted a code of business conduct and ethics that applies to all of our employees, executive officers and directors. Our code of business conduct and ethics can be found in the corporate governance section on the investor relations page of our website at http://ir.demandmedia.com/corporate-governance/corporate-governance-overview. In addition, our code of business conduct and ethics is available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404.

 DIRECTOR COMPENSATION

        The following table sets forth information concerning the compensation earned by or paid to each of our non-employee directors during the year ended December 31, 2014. Sean Moriarty and Shawn Colo, a former director, are named executive officers and all of their compensation is presented below in the Summary Compensation Table and related explanatory information and tables under "Executive Compensation." Mr. Moriarty is not, and Mr. Colo was not, entitled to additional compensation for serving as a director while employed by the Company. Directors affiliated with Spectrum Equity, Oak Investment Partners, Generation Partners and Goldman Sachs do not receive any compensation for their services as directors.

        In August 2014, we completed the separation of our domain name services business (the "Rightside Spin-Off") and subsequently effected a 1-for-5 reverse stock split of all outstanding shares of our common stock, including shares held in treasury (the "Reverse Stock Split"). As described in greater detail below under "Compensation Discussion and Analysis—Rightside Spin-Off and Reverse Stock Split; Treatment of Equity Awards," certain outstanding equity awards held by our directors were split into two awards—a Demand Media award and a Rightside award—in connection with the Rightside Spin-Off. All equity awards and share numbers in this section reflect adjustments made in connection with the Rightside Spin-Off and Reverse Stock Split. Equity awards that were granted in 2014 and fully vested prior to the Rightside Spin-Off and Reverse Stock Split have only been adjusted for the Reverse Stock Split. To the extent the recipients of these fully vested grants continued to hold Demand Media stock at the time of the Rightside Spin-Off, they also received a dividend in the form of Rightside common stock.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Total($)
Robert R. Bennett(2)	7,500	—	7,500
Gaurav Bhandari(3)	—	—	—
Peter Guber(4)	38,000	34,950	72,950
Fredric W. Harman	—	—	—
John A. Hawkins	—	—	—
Joshua G. James(5)	41,667	34,950	76,617
Victor E. Parker	—	—	—
James R. Quandt(6)	183,833	112,619	296,452
Brian M. Regan(7)	—	—	—

(1)
Amounts reflect the aggregate grant date fair value of restricted stock units granted during 2014, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Information regarding the assumptions used to calculate the value of all restricted stock unit awards made to directors is provided in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 16, 2015. There can be no assurance that awards will vest (and if the awards do not vest, no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718.

(2)
Mr. Bennett resigned from our Board effective as of February 28, 2014. Fees earned by Mr. Bennett consist of $5,000 for serving as an outside director and $2,500 for serving as chair of the audit committee for two months during 2014. All of Mr. Bennett's unvested restricted stock units and unexercised stock options were forfeited following his resignation from our Board.

(3)
Mr. Bhandari resigned from our Board effective as of February 20, 2015.

(4)
Fees earned by Mr. Guber consist of (a) the $30,000 annual cash retainer earned by outside directors and (b) $8,000 for serving as the chair of the nominating and corporate governance committee. As of December 31, 2014, Mr. Guber held (i) 4,151 unvested Demand Media restricted stock units; (ii) 8,705 unexercised Demand Media stock options; (iii) 1,016 unvested Rightside restricted stock units; and (iv) 8,707 unexercised Rightside stock options.

(5)
Mr. James resigned from our Board effective as of February 2, 2015. Fees earned by Mr. James consist of (a) the $30,000 annual cash retainer earned by outside directors; (b) $5,000 for serving as a non-chair member of the compensation committee; and (c) $6,667 for serving as a non-chair member of the audit committee from March 1, 2014 through December 31, 2014. As of December 31, 2014, Mr. James held (i) 4,151 unvested Demand Media restricted stock units; (ii) 8,705 unexercised Demand Media stock options; (iii) 1,016 unvested Rightside restricted stock units; and (iv) 8,707 unexercised Rightside stock options. All of Mr. James' unvested Demand Media and Rightside restricted stock units were forfeited following his resignation from our Board. The majority of Mr. James' unexercised Demand Media and Rightside stock options expired on March 4, 2015, and the remaining 1,885 Demand Media and 1,885 Rightside stock options will expire on May 2, 2015.

(6)
Fees earned by Mr. Quandt consist of (a) the $30,000 annual cash retainer earned by outside directors; (b) $135,000 for serving as the non-executive Chairman of the Board; (c) $1,333 for serving as a non-chair member of the audit committee from January 1, 2014 through February 28, 2014; (d) $12,500 for serving as the chair of the audit committee from March 1, 2014 through December 31, 2014; and (e) $5,000 for serving as a non-chair member of the compensation committee. As of December 31, 2014, Mr. Quandt held (i) 5,401 unvested Demand Media restricted stock units; (ii) 9,347 unexercised Demand Media stock options; (iii) 1,016 unvested Rightside restricted stock units; and (iv) 9,350 unexercised Rightside stock options.

(7)
Mr. Regan was elected to join our Board effective as of February 2, 2015. He did not serve on our Board during the year ended December 31, 2014.

Narrative Disclosure to Director Compensation Table

Outside Directors Compensation Program

        The Company established a compensation program (the "outside director compensation program") for non-employee directors who are not affiliated with Spectrum Equity, Oak Investment Partners, Generation Partners or Goldman Sachs (the "outside directors") in 2010, and the Board amended the outside director compensation program in 2012. The outside director compensation program is intended to fairly compensate each outside director with cash and equity compensation for the time and effort necessary to serve as a member of our Board.

        Cash compensation.    Under the outside director compensation program, each outside director is entitled to receive an annual cash retainer of $30,000 for his or her services, payable in quarterly installments in arrears in conjunction with quarterly meetings of our Board. In addition, each outside director that serves as the chair of the audit committee, compensation committee or nominating and corporate governance committee is entitled to receive an additional annual cash retainer of $15,000, $10,000 and $8,000, respectively. Outside directors that serve as non-chair members of the audit committee, compensation committee or nominating and corporate governance committee are entitled to receive additional annual cash retainers of $8,000, $5,000 or $4,000, respectively.

        Equity compensation.    Pursuant to the Board's outside director compensation program, and following adjustments for the Reverse Stock Split, each outside director is entitled to receive a one-time restricted stock unit ("RSU") award covering 3,750 shares of our common stock upon the outside director's initial election to the Board. In addition, on the date of each annual stockholder meeting, any outside director who will continue in service following such meeting is entitled to receive an annual RSU award covering 1,500 shares of our common stock. Any RSU awards granted to the outside directors since calendar year 2013 vest in twelve substantially equal quarterly installments commencing on the three-month anniversary of the respective grant date, subject to the respective outside director's continued service on our Board. In addition, annual grants automatically accelerate and vest in full if an outside director ceases to be an outside director due to his death or disability or if an outside director stands for re-election but is not re-elected to the Board.

Non-Executive Chairman Compensation

        In addition to the compensation he receives as an outside director, Mr. Quandt currently receives $7,500 per month as compensation for serving as the non-executive Chairman of the Board. Prior to August 2014, Mr. Quandt received $15,000 per month as compensation for serving as the non-executive Chairman of the Board.

        Mr. Quandt has also received various RSU awards in connection with his appointment and service as non-executive Chairman of the Board. He was granted an award of 3,000 RSUs on October 30, 2013 in connection with his appointment as the non-executive Chairman of the Board, which vested at a rate of 500 per month between November 2013 and April 2014. Mr. Quandt received additional monthly awards of 500 fully vested RSUs in each of May, June and July 2014 in connection with the previous month's service as non-executive Chairman of the Board. On August 18, 2014, Mr. Quandt was granted 1,132 fully vested RSUs for serving as the non-executive Chairman of the Board from July 15, 2014 through August 11, 2014, which amount was adjusted for the Rightside Spin-Off and the Reverse Stock Split and pro-rated for the partial month of service. He was also granted 3,750 RSUs on September 26, 2014, which vested in six monthly installments of 625 RSUs between September 2014 and February 2015.

 EXECUTIVE OFFICERS

        Set forth below is information regarding each of our executive officers as of April 23, 2015.

Name	Age	Position
Sean Moriarty	44	Chief Executive Officer and Director
Rachel Glaser	53	Chief Financial Officer
Brian Pike	51	Chief Technology Officer
Julie Campistron	40	Executive Vice President, Media
Frederick Scott Boecker	42	Executive Vice President, Marketplaces
Daniel Weinrot	41	Executive Vice President, Legal & General Counsel

        Biographical information for Mr. Moriarty is set forth above under "Item 1. Election of Directors—Information Regarding the Board of Directors and Director Nominees."

        Rachel Glaser joined Demand Media on April 13, 2015 and serves as our Chief Financial Officer. From January 2012 to March 2015, Ms. Glaser served as Chief Financial Officer of Move, Inc. (operator of Realtor.com®), an online network of websites for real estate search, finance, and moving and home enthusiasts, and Ms. Glaser helped lead the sale of Move, Inc. to News Corporation, a diversified media and information services company, in November 2014. From April 2008 to November 2011, Ms. Glaser served as Chief Operating and Financial Officer of MyLife.com, a subscription-based people search business, and from May 2005 to April 2008, she was the Senior Vice President of Finance at Yahoo! Inc., a global internet services provider. Between 1986 and 2005, Ms. Glaser held finance and operations positions of increasing responsibility at The Walt Disney Company, a media and entertainment company, and was Vice President of Operations and Business Planning for the Consumer Products group at the time of her departure. From August 2010 to July 2014, Ms. Glaser served on the board of directors of Sport Chalet, Inc., a full service specialty retailer, and as a member of its Audit Committee and Corporate Governance and Nominating Committee. Ms. Glaser received a bachelor's degree in Psychology from the University of California at Berkeley and an M.B.A. from the University of Southern California.

        Brian Pike joined Demand Media in October 2014 as Chief Technology Officer. From April 2012 to October 2014, Mr. Pike was Chief Technology Officer at The Rubicon Project, Inc., a technology company that automates the buying and selling of digital advertising, where he led the engineering organization through rapid growth and the company's initial public offering. Prior to joining Rubicon, Mr. Pike served as Chief Technology Officer at Ticketmaster, a live entertainment ticketing and marketing company, from 2003 to 2010. Mr. Pike received a B.S. in Engineering from Stanford University and an M.B.A. from the Anderson School of Management at UCLA.

        Julie Campistron joined Demand Media in 2007 and has served as our Executive Vice President, Media, since October 2014. In her current role, Ms. Campistron oversees and manages our content studio, partner content business and largest audience website, eHow. Prior to her current role, Ms. Campistron served as our Executive Vice President, Studio Operations from April 2013 to October 2014; Senior Vice President and General Manager, Studio Operations from July 2011 to April 2013; Senior Vice President and General Manager, Demand Media Networks from November 2009 to July 2011; and in marketing and community leadership roles from April 2007 to February 2010. Prior to joining Demand Media, Ms. Campistron held various brand marketing positions at Yahoo! Inc. from 2001 to 2007, including Senior Marketing Director for Yahoo! Music from June 2006 to March 2007, and was a brand manager at L'Oreal, a leading total beauty care company, from 1997 to 2000. Ms. Campistron received a master's degree from the Toulouse Business School with a major in Marketing.

        Frederick Scott Boecker joined Demand Media in August 2014 and has served as our Executive Vice President, Marketplaces since October 2014. Prior to joining Demand Media, Mr. Boecker served as the Chief Operating Officer of Saatchi Online, Inc., which operates Saatchi Art, an online art gallery, from March 2014 to August 2014, where he led product, marketing, technology and operations. From September 2009 to February 2014, Mr. Boecker was Chief Product Officer for Move, Inc. (operator of Realtor.com®), a leading real estate company, where he managed product strategy, design and execution. Mr. Boecker served as Vice President, European Product Development at Ticketmaster, a live entertainment ticketing and marketing company, from 2006 to 2009 and as Senior Director of Product Management for Ticketmaster's Consumer Applications division from 2002 to 2006. Prior to joining Ticketmaster, Mr. Boecker held senior management positions at KPE Digital Services, an Internet marketing services company, from April 2001 to November 2001 and eToys, an online retailer of children's products, from March 1999 to March 2001. Mr. Boecker received his B.F.A. from New York University's Tisch School of the Arts.

        Daniel Weinrot joined Demand Media in 2010 and has served as our Executive Vice President, Legal and General Counsel, since October 2014. In his current role, Mr. Weinrot oversees and manages our legal, risk management and compliance matters. Prior to his current role, Mr. Weinrot served as our Senior Vice President, Legal from February 2014 to October 2014; Vice President and Assistant General Counsel from May 2012 to February 2014; and Vice President, Business & Legal Affairs from June 2010 to May 2012. Prior to joining Demand Media, Mr. Weinrot held various legal positions at Las Vegas Sands Corp., a global developer of integrated resorts, from 2006 to 2010, including Vice President and Deputy General Counsel from September 2009 to June 2010, and he practiced corporate law at Latham & Watkins LLP, a leading global law firm, from 2000 to 2006. Mr. Weinrot received a J.D. from UCLA School of Law and a B.A. from the University of California at Berkeley.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The following compensation discussion and analysis provides an overview of the philosophy, objectives and components of our executive compensation program. In addition, we explain how and why the compensation committee of our Board arrived at specific compensation policies and decisions involving our named executive officers during 2014.

2014 Leadership Changes

        Fiscal 2014 was a year of transition for us. In August 2014, we completed the separation of our domain name services business (the "Rightside Spin-Off"), which is now operated by Rightside Group, Ltd. ("Rightside"). Shortly after the Rightside Spin-Off, we expanded our marketplaces service offering with the acquisition of Saatchi Online, Inc. ("Saatchi Art"). In connection with the Rightside Spin-Off and Saatchi Art acquisition, several leadership changes occurred:

  •
  Sean Moriarty, previously the chief executive officer of Saatchi Art, was appointed as our Chief Executive Officer and Shawn Colo, who was serving as our interim President and Chief Executive Officer, became our President. As a result, both Messrs. Moriarty and Colo served as the Company's principal executive officer during 2014. Mr. Colo resigned from his position as President in February 2015.

  •
  Following the Rightside Spin-Off, Taryn Naidu, previously our Executive Vice President, Domain Services and one of our named executive officers for 2011 to 2013, became the chief executive officer of Rightside and is no longer an employee of the Company. Pursuant to applicable securities laws, Mr. Naidu did not qualify as one of our named executive officers for 2014.

  •
  Frederick Scott Boecker, previously the Chief Operating Officer of Saatchi Art, joined Demand Media and was named Executive Vice President, Marketplaces, overseeing our Society6 and Saatchi Art businesses. Mr. Boecker is a named executive officer for 2014.

  •
  Following Mr. Moriarty's appointment as the Company's permanent Chief Executive Officer in August 2014, Julie Campistron was promoted to Executive Vice President, Media, and she now oversees certain of our key media businesses and content studio, and Daniel Weinrot, formerly our Senior Vice President, Legal, was promoted to Executive Vice President, Legal and General Counsel. In October 2014, our nominating and corporate governance committee determined that Ms. Campistron and Mr. Weinrot were executive officers, and they are both named executive officers for 2014. Additionally, Brian Pike was hired as our Chief Technology Officer in October 2014, but he did not qualify as a named executive officer for 2014.

  •
  In addition to the above leadership changes, Mel Tang, our Chief Financial Officer throughout 2014, resigned effective as of the close of business on December 31, 2014. Our new Chief Financial Officer, Rachel Glaser, commenced her employment with us in April 2015.

        Following these changes, our "named executive officers" for 2014 were Mr. Moriarty, Chief Executive Officer; Mr. Colo, former President and interim Chief Executive Officer; Mr. Tang, former Chief Financial Officer; Ms. Campistron, Executive Vice President, Media; Mr. Boecker, Executive Vice President, Marketplaces; and Mr. Weinrot, Executive Vice President, Legal and General Counsel.

        Most of the compensation decisions made during 2014 were made in connection with the Rightside Spin-Off and the leadership transition that occurred following the Rightside Spin-Off and our acquisition of Saatchi Art. Additionally, in connection with the Rightside Spin-Off, several adjustments were made to outstanding equity awards held by Demand Media employees at the time of the Rightside Spin-Off, including the relevant named executive officers, as described in more detail below under "—Rightside Spin-Off and Reverse Stock Split; Treatment of Equity Awards."

2014 Compensation Overview

        The following table sets forth the key elements of our named executive officers' compensation, along with the primary objective associated with each element of compensation. Our compensation elements are designed to be flexible and complementary, and to collectively serve the principles and objectives of our executive compensation program. Our compensation committee generally determines the overall compensation of our named executive officers and its allocation among the various elements by considering the objectives described below, their collective experience serving as board members of public and private companies with a focus on compensation matters, the analyses and advice provided by its independent compensation consultant amd input from our management team.

Compensation Element	Primary Objective
Base salary	To compensate ongoing performance of job responsibilities and provide a fixed and knowable minimum income level as a necessary tool for attracting and retaining key executives.
Incentive and discretionary cash compensation (bonuses)	To incentivize the attainment of short-term financial, operational and strategic objectives, and recognize individual contributions towards the achievement of those objectives.
Long-term equity incentive compensation

To emphasize long-term performance objectives by aligning the interests of our executives with stockholder interests and the maximization of stockholder value, while retaining key executives, through the grant of equity awards that vest over a specified period of time.

Severance and change in control benefits

To encourage the continued attention and dedication of our executives and provide reasonable individual security to enable our executives to focus on our best interests, including those of our stockholders, particularly when considering strategic alternatives that may adversely impact our executives.

Retirement savings (401(k) plan with Company matching)	To encourage retirement savings in a tax-efficient manner.
Health and welfare benefits	To provide standard healthcare coverage and death and disability benefits as part of an overall market-competitive compensation package.

        Each of the key components of our executive compensation program, as well as our compensation decisions for our named executive officers in 2014, are discussed in more detail below. The following discussion and analysis of our named executive officers' compensation arrangements should be read together with the compensation tables and related disclosures that follow this section.

Rightside Spin-Off and Reverse Stock Split; Treatment of Equity Awards

        On August 1, 2014, we completed the Rightside Spin-Off, which resulted in Rightside becoming an independent, separately traded public company. The Rightside Spin-Off was structured as a pro rata tax-free dividend involving the distribution of all outstanding shares of Rightside common stock to holders of Demand Media common stock as of the record date (the "Distribution"). Immediately following the Rightside Spin-Off, we also completed a 1-for-5 reverse stock split of all outstanding shares of our common stock, including shares held in treasury (the "Reverse Stock Split"). In connection with the Rightside Spin-Off and Distribution, Demand Media's outstanding equity awards, including equity awards held by our named executive officers and members of our board of directors, were adjusted as follows:

  •
  Stock Options.  Immediately prior to the Distribution, all unvested Demand Media stock options were accelerated and each then-outstanding Demand Media stock option with a per share exercise price greater than $13.00 (which reflects the Reverse Stock Split), was adjusted by reducing the per share exercise price of the Demand Media stock option to $13.00 and making a corresponding reduction in the number of shares of common stock subject to such stock option, so that the value of the Demand Media stock option was approximately equal before and after the implementation of such adjustment (the "Demand Media Option Adjustment"). The Demand Media Option Adjustment was approved by our stockholders at our 2014 annual meeting of stockholders. Immediately prior to the Distribution (but following the Demand Media Option Adjustment), each Demand Media stock option was split into two option awards—a Demand Media stock option award and a Rightside stock option award (the "Spin-Off Option Conversion"), such that the combined value of the resulting Demand Media and Rightside stock options approximately equaled the value of the underlying Demand Media stock option as of immediately prior to the Distribution.

  •
  Restricted Stock Units (RSUs).  In connection with the Distribution, (i) each Demand Media RSU award held by an individual who continued to be employed or engaged by Demand Media or its affiliates following the Distribution that was granted prior to March 1, 2014 was split into two RSU awards—a Demand Media RSU award that entitles the holder to shares of Demand Media common stock and a Rightside RSU award that entitles the holder to shares of Rightside common stock (the "Spin-Off RSU Conversion"), such that the combined value of the resulting Demand Media and Rightside RSU awards approximately equaled the value of the underlying Demand Media RSU award immediately prior to the Distribution; and (ii) each Demand Media RSU award held by an individual who continued to be employed or engaged by Demand Media or its affiliates following the Distribution that was granted on or after March 1, 2014 was adjusted in an amount and on terms intended to preserve the value of the award immediately prior to the Distribution (the "Spin-Off Value Adjustment").

        Except as otherwise noted, all share and per share amounts presented in this proxy statement have been adjusted to reflect the Reverse Stock Split.

Executive Compensation Philosophy and Objectives

        We operate in highly competitive and rapidly evolving industries relating to digital content and media and online marketplaces. Our industries are characterized by rapid technological change, various business models and frequent disruption of incumbents by innovative entrants. To succeed in this environment, we must continuously develop and refine new and existing products and services, devise new business models and demonstrate an ability to quickly identify and capitalize on new or complementary business opportunities. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, operations, financial and other business professionals, led by experienced and skilled executives. We recognize that our ability to attract and retain these professionals, including our executive officers, largely depends on how we compensate and reward our employees generally. We strive to create an environment that is responsive to the needs of our employees, including our executive officers, encourages teamwork, rewards commitment as well as individual and team performance, and is open to employee communication and continual performance feedback.

        For our executive officers, we have embraced a compensation philosophy of offering competitive compensation and benefits packages focused on long-term value creation that reward our executive officers for achieving certain financial, operational and strategic objectives. The principles and objectives of our compensation and benefits program for our executive officers, including our named executive officers, are to:

  •
  attract, engage and retain the best executives to work for us, with the necessary experience and managerial talent to enable us to be an employer of choice in the industries in which we operate;

  •
  align compensation with our corporate strategies, our financial, operational and strategic objectives and the long-term interests of our stockholders;

  •
  motivate and reward executives whose knowledge, skills, experience and performance contribute to our continued success; and

  •
  ensure that our total compensation is fair, reasonable and competitive.

        The current compensation levels of our executive officers, including our named executive officers, primarily reflect the varying roles and responsibilities of each individual, while also factoring in the length of time each executive officer has been employed by the Company. The focus of our compensation arrangements with our executive officers has generally been to recruit and retain skilled individuals to help us meet our product development, strategic, corporate development, customer acquisition and growth objectives, while continuing to achieve our financial and operational goals.

Compensation Setting Process

Roles of Our Compensation Committee and Chief Executive Officer in Compensation Decisions

        The compensation committee of our Board is responsible for overseeing our executive compensation program, as well as determining and approving the ongoing compensation arrangements for our Chief Executive Officer, Chief Financial Officer, and other executive officers. The initial compensation arrangements with our executive officers, including our named executive officers, have historically been determined in arm's-length negotiations with each individual executive after considering the role and responsibilities of such executive, together with relevant peer group compensation data provided by the compensation committee's independent compensation consultant from time to time. Our Chief Executive Officer has typically been responsible for negotiating these arrangements for our executive officers (except with respect to his own compensation) with the oversight and final approval of our compensation committee. The compensation arrangements have been influenced by a variety of factors including the individual's experience and expertise; our financial condition and available resources; our need to fill a particular position; an evaluation of the competitive market for different executive functional roles by third party experts, including the compensation committee's independent compensation consultant; the collective experience of the members of the compensation committee with other similarly situated companies; and the compensation levels of our other executive officers.

        In order to determine the compensation for Mr. Moriarty, our Chief Executive Officer, when he was hired in August 2014, the compensation committee considered Mr. Moriarty's prior executive experience, his compensation arrangement at Saatchi Art, the challenges facing the Company and the responsibilities Mr. Moriarty would be undertaking to address such challenges, relevant peer group analysis provided by the compensation committee's independent compensation consultant and input from the executive search firm that we had engaged to find a new Chief Executive Officer following the resignation of our previous Chief Executive Officer in October 2013. Based on these considerations and the direct arm's-length negotiations that the compensation committee had with Mr. Moriarty, the compensation committee set his total compensation, including each individual component of his total compensation.

        When Mr. Colo was appointed interim President and Chief Executive Officer in October 2013, the compensation committee awarded Mr. Colo additional cash and equity compensation commensurate with those interim roles for the interim period (as further described below under "Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table"). In determining the levels of this additional compensation, the compensation committee considered, among other things, the need to appoint and properly compensate an interim President and Chief Executive Officer that had both industry experience and extensive historical knowledge of the Company following the resignation of our previous Chief Executive Officer. In connection with Mr. Moriarty's appointment as Chief Executive Officer in August 2014, Mr. Colo continued to serve as the Company's President until his resignation in February 2015. The compensation committee, in consultation with Mr. Moriarty, set Mr. Colo's total compensation package, including each individual component of his total compensation, after considering the compensation previously paid to Mr. Colo for serving as interim President and Chief Executive Officer and the total compensation, including each individual component of his compensation, relative to that of Mr. Moriarty.

        In determining compensation levels for 2014 with respect to our other named executive officers, the compensation committee reviewed the experience of these named executive officers and their past performance, if they were being promoted from within the organization, and considered relevant peer group compensation data previously provided by the compensation committee's independent compensation consultant. The compensation committee also consulted with and considered non-binding recommendations from Mr. Moriarty, Mr. Colo and our senior human resources executive, to the extent applicable, with respect to the total compensation (including the individual components thereof) paid to our named executive officers, and then set the total compensation, including each individual component of compensation, for these executive officers.

Role of Compensation Consultant

        The compensation committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. Since 2010, the compensation committee has engaged Compensia, Inc., a national compensation consulting firm, to provide executive compensation advisory services in order to help evaluate our compensation philosophy and objectives, to identify and gather information with respect to a defined peer group and to provide guidance in administering our compensation program.

        In 2012, Compensia identified a peer group of comparable companies in the internet and technology sectors and prepared a competitive market analysis of our executive compensation program, in order to better understand the competitiveness of the compensation we offer to our executive officers and assist our compensation committee with determining appropriate levels of compensation to be provided to our executive officers. The market data included proxy information for companies in the peer group (where available) as well as data from a proprietary executive compensation survey that covered high-technology companies with annual revenues between $200 million and $500 million. The peer group used in 2012 consisted of the following companies: Ancestry.com, comScore, Constant Contact, DealerTrack Holdings, Dice Holdings, Digital River, Blucora (formerly InfoSpace), j2 Global, Kenexa, NIC, OpenTable, Shutterfly, The Active Network, ValueClick, Web.com Group and WebMD Health.

        In December 2013, in connection with our search for a permanent chief executive officer, Compensia provided a chief executive officer compensation analysis utilizing the same peer group that it utilized for the 2012 competitive market analysis, as well as data from other similarly situated technology companies that recently hired new chief executive officers. For purposes of determining the compensation for our new Chief Executive Officer, the Compensia report was used as a reference point by the compensation committee and considered together with the other factors described herein, including the collective experience of the members of the compensation committee in establishing the compensation for other Internet companies for which they advise, invest in or serve on the board of directors. We anticipate that the compensation committee will regularly conduct a review of our executive officers' compensation and consider adjustments in executive compensation levels, based in part on reports from Compensia or another compensation consultant, as such reports may be updated from time to time.

        In early 2014, Compensia also prepared an updated equity utilization analysis for the compensation committee to consider when determining how many shares should be covered by awards to be granted to the Company's employees, including its executive officers, during 2014.

        The compensation committee has assessed the independence of Compensia pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Compensia from independently representing the compensation committee. Compensia was retained by, and serves at the discretion of, the compensation committee, and provided no material services to the Company in 2014 other than the services described in this section.

Role of Stockholder Say-On-Pay Votes

        We provide our stockholders with the opportunity to cast a triennial advisory vote on the compensation of our named executive officers (a "say-on-pay" vote), which reflects the preference expressed by our stockholders at our 2011 annual meeting of stockholders with respect to the frequency of say-on-pay votes. At our 2014 annual meeting of stockholders, our stockholders cast an advisory vote on the compensation of our named executive officers and a substantial majority (89.7%) of the votes cast at that meeting voted in favor of the say-on-pay proposal and approved, on an advisory basis, the compensation of our named executive officers that was set forth in the related proxy statement. In evaluating our executive compensation program, the compensation committee has considered the results of this say-on-pay vote as well as other factors discussed in this section. While each of these factors informed the compensation committee's decisions regarding the compensation of our named executive officers, in light of the high level of stockholder support received in 2014, the compensation committee has not implemented significant changes to our executive compensation program over the last year. Stockholders will next have an opportunity to cast an advisory say-on-pay vote in connection with our 2017 annual meeting of stockholders. The compensation committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for our executive officers.

Principal Components of Executive Compensation Program

        We designed the principal components of our executive compensation program to fulfill one or more of the objectives described above. Compensation of our named executive officers during 2014 consisted of the following elements:

  •
  base salary;

  •
  incentive and discretionary cash compensation (bonuses);

  •
  long-term equity incentive compensation;

  •
  certain severance and change in control benefits;

  •
  a retirement savings (401(k) plan with a Company matching benefit);

  •
  health and welfare benefits; and

  •
  certain limited perquisites and other personal benefits.

        We view each component of our executive compensation program as related but distinct and, historically, not all components have been provided to all executive officers. At times, certain executive officers have also received cash compensation in the form of commissions, but none of our named executive officers for 2014 received commissions as a component of their compensation. We regularly reassess the total compensation of our executive officers to ensure that our overall compensation objectives are being met. In determining the appropriate amount for each compensation component, the compensation committee considers its understanding of the competitive market based on the collective experience of its members and the market analysis provided by its independent compensation consultant; the Company's recruiting and retention goals; the Company's preference for internal equity and consistency among similarly situated executives; the length of service of the executive officers; the Company's overall performance and other considerations the compensation committee considers relevant. Except as described below, we have not adopted any formal or informal policy or guidelines for allocating compensation among currently-paid and long-term compensation, cash and non-cash compensation, or different forms of non-cash compensation. Furthermore, we do not engage in any formal benchmarking of compensation. However, the compensation committee historically has attempted to target aggregate compensation for the Company's executive officers at approximately the 50th percentile for each applicable executive position for the defined peer group previously identified by its independent compensation consultant.

        We offer cash compensation in the form of base salaries and bonuses, including incentive and discretionary bonuses under our Company-wide annual bonus program, which we believe appropriately rewards our executive officers for their individual contributions to our business. In early 2014, upon the recommendation of our interim President and Chief Executive Officer and in light of the transition period facing the Company as it focused on completing the Rightside Spin-Off and returning its legacy content & media service offering to sustained growth, the compensation committee made certain changes to the cash compensation generally received by our senior management. Prior to 2014, the compensation committee would approve an annual Company-wide bonus pool that was funded based on the achievement of Adjusted EBITDA thresholds and Company-wide bonuses, including the non-equity incentive compensation paid to our senior management, was funded from this bonus pool. In order to address some of the operating and business challenges facing the Company in 2014 and to focus management on investment decisions and business improvements that would yield long-term results rather than short-term objectives that would have a positive impact on Adjusted EBITDA, the compensation committee elected to modify the cash component to be paid to senior management, including the named executive officers (other than our interim President and Chief Executive Officer, who was not entitled to a bonus at such time, and our Chief Financial Officer) by removing the annual target bonus component of their compensation for fiscal 2014, while authorizing a corresponding increase in base salary and a restricted stock unit award that would vest over a one-year period. Additionally, the compensation committee authorized the accrual of a fixed bonus pool of $3,500,000 (inclusive of the Company's payroll tax and withholding tax burden) for the Company's non-senior management employees. However, in late 2014, after the appointment of Mr. Moriarty as our Chief Executive Officer and in connection with the promotion or appointment of new executive officers that are included in this proxy statement, the annual target bonus was reinstated for certain members of our senior management, including the named executive officers. As a result, the named executive officers included in this proxy statement who remained employed by the Company when bonuses were paid in March 2015 (other than our Chief Executive Officer, who chose to forego a bonus for 2014) have been paid a pro-rated portion of their annual target bonus, after considering the Company's operating and financial performance in 2014 and each executive officer's individual performance. In addition to annual target bonuses, which are typically set as a percentage of an executive officer's base salary, certain members of our senior management team have at times received discretionary bonuses, including for work done in connection with the Rightside Spin-Off in 2014.

        A key component of our executive compensation program is equity awards covering shares of our common stock. We emphasize the use of equity awards with time-based vesting in order to incentivize our executive officers to focus on the growth of our overall enterprise value and, correspondingly, the creation of value for our stockholders over time. After our initial public offering in January 2011, we began to grant equity awards to our employees, including our executive officers, in the form of restricted stock units instead of stock options due to the volatility in our stock price. Based on the recommendation of our new Chief Executive Officer, our compensation committee has recently started to grant a combination of stock options and restricted stock units to our employees, including our executive officers, with a greater emphasis on stock options. Our Chief Executive Officer and compensation committee believe that stock options, which tend to be granted at higher ratios than restricted stock units, better align the interest of our executive officers with that of our stockholders because they are able to grant the executive officers a higher number of stock options than restricted stock units, providing more value to the executives if the stock price appreciates. Through this compensation practice, we have tied a greater percentage of each executive officer's total compensation to stockholder interests and kept total cash compensation at comparatively modest levels relative to our peer group, which allows us to preserve capital while providing our executive officers the opportunity to be well-rewarded through the value of appreciated equity awards if we perform well over time. We offer relatively competitive base salaries but believe, based on the collective experience of the members of our compensation committee, that stock-based compensation is a more significant motivator in attracting skilled executive officers and employees for internet-related companies.

        The following describes the primary components of our executive compensation program for each of our named executive officers during 2014, the rationale for that component, and how compensation amounts were determined. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element serves each of our compensation objectives to some extent.

Base Salary

        To obtain the skills and experience that we believe are necessary to lead our growth, most of our executive officers, including the named executive officers, have been hired from larger organizations and/or from organizations that we acquired and integrated into our operations. More recently, several of our executive officers have also been promoted from within our organization as the Company has matured.

        Generally, the initial base salaries of our named executive officers were established through arm's-length negotiation at the time the individual was hired, taking into account his or her qualifications, experience and prior salary level, and have been correspondingly increased as they have assumed increased levels of responsibility within our organization, including as a result of a promotion. Our compensation committee periodically reviews the base salaries of our executive officers, including the named executive officers, particularly at the time of a promotion or other significant change in responsibilities, and any adjustments have been made based on factors such as the scope of an executive officer's responsibilities, individual contribution, prior experience, sustained performance and competitive market analysis of a previously defined peer group. Decisions regarding base salary adjustments may also take into account the executive officer's current base salary, equity ownership and the amounts paid to the executive's peers or predecessors inside the Company. In making certain base salary adjustments, the compensation committee also takes into consideration the collective experience of its members with other similarly situated internet companies.

        In early 2014 as part of the Company's annual performance review process, the compensation committee approved a base salary increase of approximately 2.2% for Mr. Tang, effective March 1, 2014. Also, in connection with the Company's annual performance review process and following Ms. Campistron's promotion to Executive Vice President, Studio Operations in August 2013 and Mr. Weinrot's promotion to Senior Vice President, Legal in February 2014, the compensation committee approved base salaries of $297,500 and $255,000 for Ms. Campistron and Mr. Weinrot, respectively, effective March 1, 2014, representing increases of approximately 19% and 13%, respectively. The base salary increases for these named executive officers reflected modestly improved market conditions and each executive's level of responsibility. Additionally, the base salary increases for Ms. Campistron and Mr. Weinrot reflected increased responsibility in connection with their recent promotions and the removal of their annual discretionary cash bonus targets, and such increases were intended to bring the named executive officers' base salaries in line with levels that the compensation committee determined to be the market standard for cash compensation paid to similarly-situated executives at other peer companies based on their general knowledge of the competitive market and the market analysis previously provided by Compensia. Later in 2014, following the appointment of Mr. Moriarty as our Chief Executive Officer and in connection with Ms. Campistron's subsequent promotion to Executive Vice President, Media and Mr. Weinrot's subsequent promotion to Executive Vice President, Legal and General Counsel, the compensation committee approved base salary increases of approximately 9% and 12% for Ms. Campistron and Mr. Weinrot, respectively, to $325,000 and $285,000, effective as of September 16, 2014 and October 16, 2014, respectively.

        In October 2013, in connection with Mr. Colo's appointment as interim President and Chief Executive Officer, the compensation committee approved a letter agreement with Mr. Colo that modified his then-existing employment agreement with the Company. Pursuant to the letter agreement, Mr. Colo received a base salary of $60,000 per month for each month that he served as interim President and Chief Executive Officer. Following Mr. Moriarty's appointment as our permanent Chief Executive Officer in August 2014, Mr. Colo entered into a new employment agreement with the Company setting forth the terms of his employment as President of the Company, including an annual base salary of $375,000, which amount was determined through an arm's-length negotiation between Mr. Colo and our compensation committee after consultation with Mr. Moriarty.

        The amount of base salary actually paid to each named executive officer during 2014 is set forth in the "Summary Compensation Table" below.

Incentive and Discretionary Cash Compensation

        We also use cash incentive awards and discretionary bonuses to motivate our executive officers to achieve short-term financial, operational and strategic objectives linked to our longer-term growth and other goals and to recognize an individual's contribution toward the achievement of such objectives. As discussed above, the annual target cash incentive awards for Ms. Campistron and Mr. Weinrot were removed from their employment arrangements in early 2014 and later reinstated following Mr. Moriarty's appointment as chief executive officer and their promotions in October 2014. The employment agreements that the compensation committee approved for Mr. Moriarty and Mr. Boecker when they joined the Company also provide for annual target cash incentive awards. Although our named executive officers now all have agreed upon annual incentive award targets included in their employment agreements, as described in greater detail below under the heading "Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table," the determination of whether and how much of an annual target incentive award is paid is made at the discretion of the compensation committee, based in part on the Company's performance against our annual operating forecast and non-financial operating objectives, which are established at the outset of each fiscal year after discussion with the Company's senior management team. The compensation committee also has the authority to award discretionary bonuses to employees, including our named executive officers, in addition to the annual incentive award opportunities available to them under their employment agreements, based on factors that it deems appropriate, including the individual's contributions to the Company's performance and strategic direction.

        In March 2014, the compensation committee authorized management of the Company to begin accruing for a Company-wide bonus pool targeted at $3,500,000 (the "Discretionary Bonus Pool") to incentivize the Company's employees to focus on investments and decisions that the compensation committee believed could lead to the Company's long-term success, notwithstanding their impact on short-term financial and operating results. Principally, the Board and the compensation committee were focused on the Company's completion of the Rightside Spin-Off and the Company's subsequent transition into a diversified internet media and marketplaces company. The Discretionary Bonus Pool was used to fund bonuses for all bonus-eligible employees of the Company, including the named executive officers who had a target cash incentive award component included in their employment agreement for any part of fiscal 2014, taking into account the attainment of individual performance goals and accomplishments, as well as the individual's overall contribution to the Company's operating performance and long-term strategic direction. The compensation committee elected to fund approximately 50% of the Company-wide bonuses received by all employees in restricted stock unit awards with a one-year cliff vest in order to fund total bonuses (including the equity portion) for employees other than senior management at approximately 70% of their target cash incentive.

        The compensation committee, upon the recommendation of our Chief Executive Officer, determined that our senior management, including our named executive officers other than Messrs. Moriarty, Colo and Tang, should each receive bonus awards of $25,000, half of which was paid in cash from the Discretionary Bonus Pool and the balance of which was paid in the form of an award covering 2,976 restricted stock units that will vest in full on February 15, 2016, subject to the executive's continued employment through such date. In determining the discretionary annual bonus payouts for each of the named executive officers, the compensation committee considered factors including, but not limited to, the Chief Executive Officer's annual performance review of the other named executive officers which evaluates, among other things, the respective executive's initiative, teamwork and management and communications skills. The compensation committee also considered the significant individual and collective efforts of our named executive officers and their contributions to the Company's overall operating and financial performance in the face of a challenging operating environment during a year in which the Company dedicated substantial time and resources towards completing the Rightside Spin-Off and the acquisition or divestiture of several business units.

        Consistent with the other named executive officers who received discretionary annual bonuses for 2014, the compensation committee determined that Mr. Moriarty was eligible to receive a discretionary annual bonus for 2014. However, prior to the compensation committee's determination of the bonus amount, Mr. Moriarty voluntarily elected to forego his bonus for 2014 in full.

        In connection with the resignation of Mr. Tang as the Company's Chief Financial Officer effective as of December 31, 2014, the Company entered into a consulting agreement with Mr. Tang pursuant to which he provided consulting services to the Company and its management on finance and financial reporting matters through March 2015. Pursuant to the terms of the consulting agreement, and in exchange for his execution and non-revocation of a general release of claims against the Company, the Company agreed to pay Mr. Tang a bonus in respect of the services he provided in fiscal 2014, in accordance with his previous employment agreement and in an amount consistent with the bonuses received by the Company's senior executives. The compensation committee approved a discretionary cash bonus of $51,408 for Mr. Tang, which was funded under the Discretionary Bonus Pool and represented approximately 25% of the target cash incentive award in his previous employment agreement.

        Additionally, although Mr. Colo was not eligible to receive a bonus following his resignation as the Company's President effective as of February 20, 2015, in exchange for Mr. Colo's execution and non-revocation of a general release of claims against the Company, the compensation committee approved a payment to Mr. Colo in an amount equal to $29,180, which was funded under the Discretionary Bonus Pool and represented approximately 25% of the target cash incentive award in his employment agreement.

        In addition to the annual bonuses described above, Mr. Weinrot received two discretionary cash bonuses totaling $25,000 during fiscal 2014 prior to his promotion to Executive Vice President, Legal and General Counsel. These bonuses were awarded based upon the recommendation and approval of the Company's senior management in recognition of his work and contribution toward the successful completion of the Rightside Spin-Off, the acquisition of Saatchi Art and the divestitures of the Company's Creativebug and CoveritLive businesses.

Long-Term Equity Incentives

        The goals of our long-term equity incentive awards are to incentivize and reward our executive officers, including our named executive officers, for long-term corporate performance based on the underlying value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. We currently maintain the Amended and Restated 2006 Equity Incentive Plan, or the 2006 Plan, and the 2010 Incentive Award Plan, or the 2010 Plan, pursuant to which we have granted and, with respect to the 2010 Plan, expect to continue to grant, various equity awards. As of the adoption of the 2010 Plan, no further grants have been or will be made under the 2006 Plan. Stockholders are being asked to approve an amended and restated version of the 2010 Plan, which our board of directors adopted on April 23, 2015, as described above under "Item 3: Approval of the Amended and Restated 2010 Incentive Award Plan."

        To reward our executive officers in a manner that best aligns their interests with the interests of our stockholders, we used stock options and restricted stock units as key equity incentive vehicles in 2014. We believe these awards provide meaningful incentives to our executive officers to achieve increases in the value of our stock over time, and are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of these incentive awards to our future performance. Restricted stock units also provide retention through market volatility because they continue to have value in a fluctuating market, while stock options closely link the interests of executive officers with those of stockholders, as they provide value only if our stock price increases. We also believe that our long-term equity compensation encourages the retention of our named executive officers because the vesting of equity awards is generally based on continued employment rather than short-term performance objectives.

        All of our employees, including our named executive officers, receive initial equity awards at the time they are hired, all of which are approved by our compensation committee. In addition, employees receive additional equity awards in connection with a promotion, including promotions that result in an employee becoming an executive officer. The size and form of the equity awards granted to our named executive officers when they were hired and/or promoted were established through arm's-length negotiation at the time the individual was hired or promoted. In making these awards, we considered, among other factors, the prospective role and responsibility of the individual, competitive factors, the amount of equity-based compensation held by the executive officer at his or her former employer or at the Company, as applicable, the compensation committee's collective experience with compensation paid in respect of similar roles and in companies in similar stages of growth and industries as us at such time, the cash compensation to be paid to the executive officer, including the annual target bonus opportunity, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

        We also generally make annual "refresher" merit equity grants to our employees, including our named executive officers, as part of our annual review process. The number of shares of common stock subject to "refresher" grants varies from individual to individual, but generally depends on length of service; individual performance history; job scope, function, and title; the value and size of that employee's outstanding equity awards; and comparable awards granted to other individuals at similar levels. The size of the award pool made available for "refresher" grants and subsequently granted to our employees, including our named executive officers, is determined by the compensation committee, taking into consideration the non-binding recommendation of our senior management team, the experience of its members to assess the competitiveness of the market and certain analyses of our equity awards relative to our peer group prepared by Compensia. Historically, the compensation committee has considered and approved these "refresher" grants in the first quarter of each fiscal year with respect to the prior year's performance as part of our annual employee performance review process, and "refresher" awards in the form of restricted stock units were granted to employees, including certain named executive officer as described below, in March 2014. Following his appointment in August 2014, our new Chief Executive Officer evaluated the current challenges facing the Company and determined that focused, long-term attention from employees would be required to achieve his six to eight quarter turnaround plan. In furtherance of this plan, in December 2014, the compensation committee considered and approved stock option awards for certain employees, primarily those employed by the Company or Saatchi Art prior to January 1, 2014 (the "December 2014 Equity Grant"). The December 2014 Equity Grant was intended to cover a portion of the "refresher" awards that would typically be granted in the first quarter of 2015, but was approved in advance of the typical first quarter time period as a retention mechanism for longer tenured employees. The stock options granted have a three-year vesting schedule with one-third vesting on the first anniversary of the grant date and the remaining two-thirds vesting in 24 substantially equal monthly installments thereafter.

  2014 Equity Awards

        Mr. Moriarty was appointed as our Chief Executive Officer in August 2014 and, pursuant to the terms of his employment agreement, he was granted stock options covering (i) 694,863 shares with a $9.77 per share exercise price (equal to the closing price per share on the grant date), (ii) 184,130 shares with a $14.66 per share exercise price (equal to 150% of the closing price per share on the grant date) and (iii) 184,130 shares with a $19.54 per share exercise price (equal to 200% of the closing price per share on the grant date) (collectively, the "2014 Moriarty Stock Options"). Each of these stock options will vest with respect to 25% of the shares subject to the stock option on August 12, 2015 and with respect to an additional 1/48th of the shares subject to the stock option on each monthly anniversary of August 12, 2015 thereafter, subject to Mr. Moriarty's continued employment through the applicable vesting date. In addition, pursuant to the terms of his employment agreement, Mr. Moriarty received an award of 26,694 RSUs in September 2014 as a matching grant related to the 27,000 shares of the Company's common stock that Mr. Moriarty acquired on the open market in August 2014. The matching RSUs, which were granted within thirty (30) days of his open-market purchase, were substantially equal in value to the aggregate purchase price of the shares purchased by Mr. Moriarty divided by the per share closing price on the grant date. These RSUs vest in full on August 12, 2015, subject to Mr. Moriarty's continued employment and holding of the purchased shares through such date. Mr. Moriarty's stock option grant was structured to induce him to join the Company as its Chief Executive Officer following its acquisition of Saatchi Art and was designed to provide increased value as the Company's stock price appreciates.

        As part of his compensation for serving as our interim President and Chief Executive Officer and pursuant to the letter agreement entered into with Mr. Colo at the time of his appointment to these interim roles, Mr. Colo was to receive 2,000 RSUs per month. When Mr. Colo was appointed interim President and Chief Executive Officer in October 2013, we granted him an award of 12,000 RSUs, which vested at a rate of 2,000 RSUs per month commencing in November 2013 and ending in April

2014. He subsequently received grants of 2,000 RSUs in each of May, June and July 2014, each of which vested in full upon grant. Following the Rightside Spin-Off and the Reverse Stock Split, and in connection with the appointment of Mr. Moriarty as our permanent Chief Executive Officer, Mr. Colo entered into a new employment agreement pursuant to which he would serve as the Company's President. Pursuant to the terms of his new employment agreement, Mr. Colo was granted stock options covering 208,563 shares of our common stock with a $9.77 per share exercise price (equal to the closing price per share on the grant date). This stock option was scheduled to vest with respect to 25% of the shares subject to the stock option on August 12, 2015 and with respect to an additional 1/48th of the shares subject to the stock option on each monthly anniversary of August 12, 2015 thereafter, subject to Mr. Colo's continued employment through the applicable vesting date. In addition, Mr. Colo was granted 4,529 fully vested RSUs in August 2014 in connection with serving as the interim President and Chief Executive Officer from July 15, 2014 to August 11, 2014, which amount was adjusted for the Rightside Spin-Off and the Reverse Stock Split and pro-rated for the partial month of service. Mr. Colo voluntarily resigned in February 2015 and all of his unvested options and RSUs were forfeited upon his resignation. A portion of Mr. Colo's vested and exercisable stock options expired on March 22, 2015, and his remaining vested and exercisable stock options will expire on May 21, 2015.

        In March 2014, we granted Mr. Tang, Ms. Campistron and Mr. Weinrot each an annual "refresher" award of 68,420, 26,840 and 9,470 RSUs, respectively (or 34,323, 13,464 and 4,750 RSUs, respectively, as adjusted for the Spin-Off Value Adjustment and the Reverse Stock Split). Each of these RSU awards vested in four substantially equal quarterly installments commencing in May 2014 and continuing through February 2015. Although Mr. Tang resigned as our Chief Financial Officer in December 2014, he continued to serve as a consultant to the Company through March 2015 and was entitled to continue vesting his equity awards through such time pursuant to the terms of his consulting agreement.

        In connection with her promotion to Executive Vice President, Media, Ms. Campistron was granted 40,000 RSUs and 100,000 stock options in September 2014. The compensation committee considered her significant tenure with the Company, her increased responsibility, including the challenge of managing the turnaround for eHow, and the recommendation of our Chief Executive Officer. The RSU award vests over four years in 16 substantially equal quarterly installments commencing in February 2015, subject to Ms. Campistron's continued employment through the applicable vesting date. The shares subject to the stock option award vest over four years in 48 substantially equal monthly installments commencing in October 2014, subject to Ms. Campistron's continued employment through the applicable vesting date.

        In connection with his promotion to Senior Vice President, Legal in February 2014, Mr. Weinrot was granted 19,800 RSUs, which represents the equivalent of 4,025 Demand Media RSUs and 4,027 Rightside RSUs after giving effect to the Spin-Off RSU Conversion and Reverse Stock Split. These RSU awards vest over four years in 16 substantially equal quarterly installments commencing in May 2014, subject to Mr. Weinrot's continued employment through the applicable vesting date. Additionally, in connection with his subsequent promotion to Executive Vice President, Legal and General Counsel in October 2014, Mr. Weinrot was granted 10,000 RSUs and 60,000 stock options. The RSU award vests over four years in 16 substantially equal quarterly installments commencing in February 2015, subject to Mr. Weinrot's continued employment through the applicable vesting date. The shares subject to the stock option award vest over four years in 48 substantially equal monthly installments commencing in October 2014, subject to Mr. Weinrot's continued employment through the applicable vesting date. Mr. Weinrot was also granted 2,500 RSUs on August 18, 2014, which vested in full on February 1, 2015, in recognition of his work done in connection with the Rightside Spin-Off. When making these grants, the compensation committee considered Mr. Weinrot's tenure with the Company, his increased responsibility, his contribution to certain strategic objectives and the recommendation of our Chief Executive Officer.

        Mr. Boecker was granted 22,500 RSUs in August 2014 in connection with entering into his initial employment agreement when he joined the Company following the acquisition of Saatchi Art, where Mr. Boecker previously served as Chief Operating Officer. Mr. Boecker was granted an additional 10,000 RSUs and 75,000 stock options in October 2014 in connection with his promotion to Executive Vice President, Marketplaces. The compensation committee considered his increased responsibility managing the Company's strategic shift to marketplace platforms and the recommendation of our Chief Executive Officer. Both RSU awards vest over four years, with 25% of each RSU award vesting in August 2015 and the remaining RSUs vesting in 12 substantially equal quarterly installments starting in November 2015, subject to Mr. Boecker's continued employment through the applicable vesting date. The shares subject to the stock option award vest over four years, with 25% of the stock options vesting in August 2015 and the remaining stock options vesting in 36 substantially equal monthly installments beginning in September 2015, subject to Mr. Boecker's continued employment through the applicable vesting date.

        In December 2014, Ms. Campistron, Mr. Boecker and Mr. Weinrot were each granted 30,000 stock options as part of the December 2014 Equity Grant. These awards were considered when determining the remaining "refresher" awards that were granted to such named executive officers in connection with the Company's annual employee performance review process in the first quarter of 2015.

        Pursuant to the terms of the named executive officers' agreements with the Company, these awards are subject to accelerated vesting under certain circumstances, as described below under "Executive Compensation—Potential Payments Upon Termination or Change in Control."

Retirement Savings and Other Benefits

        We maintain a 401(k) retirement savings plan for our employees based in the U.S., including the named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to contribute pre-tax amounts and/or post-tax amounts, up to a statutorily prescribed limit, to the 401(k) plan. The Company matches 50% of contributions made by participants (including our named executive officers) in the 401(k) plan, up to a contribution level of 6% of the respective participant's annual gross salary for the then-current calendar year. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. These benefits are provided to our named executive officers on the same general terms as they are provided to all of our full-time U.S. employees.

Employee Benefits and Perquisites

        Additional benefits received by our employees, including the named executive officers, consist of medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. These benefits are provided to our named executive officers on the same general terms as they are provided to all of our full-time U.S. employees. Prior to fiscal 2015, participating executives, including our named executive officers, were eligible for certain additional medical and dental coverage not generally available to all full-time U.S. employees, for which the Company paid approximately $3,587 per participating executive in premiums and additional costs during 2014 (with such amount prorated to $1,196 for Mr. Moriarty). Mr. Boecker did not receive additional medical or dental coverage during 2014. We no longer provide any additional medical or dental coverage to our executive officers. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices in the competitive market.

        From time to time, our executive officers receive other limited perquisites in connection with their employment. Mr. Boecker currently lives in San Jose and the Company reimburses him for housing and commuting expenses incurred to travel to Santa Monica each week, which the Company intends to do until Mr. Boecker moves to Los Angeles, which is currently expected to occur in the summer of 2015. The cost of these expenses in 2014 was $18,994. Mr. Moriarty was reimbursed $13,611 for legal fees and expenses incurred in connection with the negotiation of his employment agreement when he joined the Company in August 2014. Prior to his promotion to Executive Vice President, Legal and General Counsel, Mr. Weinrot received $1,135 as reimbursement for certain vacation expenses as part of the Company's paid-to-play program that is offered to all eligible employees. We do not believe that perquisites or other personal benefits are a material component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation and/or retention purposes. Future practices with respect to perquisites or other personal benefits for our named executive officers will be approved and subject to periodic review by the compensation committee.

Severance and Change in Control Benefits

        As more fully described below under "Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" and "Executive Compensation—Potential Payments Upon Termination or Change in Control," each named executive officer's employment agreement provides for certain payments and/or benefits upon a qualifying termination of service and/or in connection with a change in control. We believe that severance and change in control protections are important components of our named executive officers' compensation packages because these protections provide security and stability that help enable our executive officers to focus on their duties and responsibilities to the Company and to act with the best interests of the Company and its stockholders in mind at all times, even under circumstances where the interests of the Company and its stockholders may be adverse to the officer's job security. We further believe that the risks to job security associated with executive officer roles are heightened for public company officers due to market factors, takeover potential and other typical pressures on publicly traded companies. Accordingly, the compensation committee has determined that severance and change in control protections are appropriate in the public company context under our named executive officers' agreements with the Company. In determining the amounts of, and triggers applicable to, the various benefits and protections described below, the compensation committee considered input provided by Compensia as to the appropriate levels and triggers, but based its ultimate determinations as to appropriate terms and conditions on the collective experience of its members.

        As described in greater detail below under "Executive Compensation—Potential Payments Upon Termination or Change in Control," severance triggers provided in our named executive officers' agreements with the Company as of December 31, 2014 included: (i) termination "without cause"; (ii) termination due to death or disability (except for Mr. Moriarty); (iii) for Messrs. Moriarty, Colo and Tang, termination for "good reason" (in all contexts); (iv) for Ms. Campistron, Mr. Boecker and Mr. Weinrot, termination for "good reason" in the context of a change in control; and (v) for Ms. Campistron, termination "without cause" or for "good reason" during the six-month period following the appointment of a permanent Chief Executive Officer. We believe that terminations "without cause" or due to death or disability constitute the types of non-culpable and unanticipated events which, absent suitable protections, often give rise to anxiety and distraction and are therefore appropriate severance triggers. In addition, we believe that our most senior officers are particularly susceptible to the types of demotion and other constructive terminations against which "good reason" severance triggers are generally intended to protect and, accordingly, we believe that "good reason" severance triggers are or were appropriate for Messrs. Moriarty, Colo and Tang. We also believe that, following a change in control, all officers are subject to a heightened risk of demotion or other constructive termination and, therefore, we included "good reason" severance triggers for Ms. Campistron and Messrs. Boecker and Weinrot in the change in control context. Finally, the compensation committee determined that Ms. Campistron was entitled to additional protections when she was promoted shortly after the hiring of Mr. Moriarty as our permanent Chief Executive Officer because additional management changes often occur after a leadership change and the compensation committee wanted to ensure that Ms. Campistron felt protected against any such potential changes. In addition to his severance triggers, Mr. Moriarty's employment agreement provides for the acceleration of certain outstanding equity awards if he remains employed by the Company through the consummation of a change in control, as defined in his employment agreement.

        Mr. Tang resigned as our Chief Financial Officer effective December 31, 2014, and Mr. Colo resigned as our President effective February 20, 2015. Neither Mr. Tang nor Mr. Colo was entitled under their employment agreements to any severance or termination payments as a result of their voluntary resignations, although each officer received certain payments pursuant to other arrangements with the Company as described above and below under "Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" and "Executive Compensation—Potential Payments Upon Termination or Change in Control."

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code, or Section 162(m), disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for its named executive officers, other than its Chief Financial Officer, unless compensation is performance-based. Where reasonably practicable and to the extent that the Section 162(m) deduction disallowance becomes applicable to our company, our compensation committee may seek to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limitations. As such, in approving the amount and form of compensation for our named executive officers in the future, our compensation committee will consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m). However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Section 280G of the Internal Revenue Code

        Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting of stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Internal Revenue Code based on the executive's prior compensation. In approving the compensation arrangements for our named executive officers in the future, the compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Internal Revenue Code. However,

the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Internal Revenue Code and the imposition of excise taxes under Section 4999 of the Internal Revenue Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Section 409A of the Internal Revenue Code

        Section 409A of the Internal Revenue Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Accounting for Stock-Based Compensation

        We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of approved assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. The compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report

        The following report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, and such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board
Fredric W. Harman—Chairperson
James R. Quandt
Brian M. Regan

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Sean Moriarty,	2014	156,848	—	247,453	6,068,808	—	18,086	6,491,195
Chief Executive Officer
Shawn Colo,	2014	585,779	—	171,644	1,245,121	—	42,353	2,044,897
former President and interim	2013	360,570	40,900	714,900	—	—	12,906	1,129,276
Chief Executive Officer(4)
Mel Tang,	2014	325,217	51,408	319,515	—	—	13,173	709,313
former Chief Financial	2013	316,975	79,900	647,400	—	—	12,906	1,057,181
Officer(5)	2012	259,568	16,836	1,436,459	—	118,764	8,983	1,840,610
Julie Campistron,	2014	297,604	12,500	496,139	621,618	—	11,003	1,438,864
Executive Vice President, Media(6)
Frederick Scott Boecker,	2014	109,375	12,500	273,775	384,671	—	21,129	801,450
Executive Vice President, Marketplaces
Daniel Weinrot,	2014	256,250	37,500	245,476	325,800	—	12,408	877,434
Executive Vice President, Legal and General Counsel(7)

(1)
Amounts for 2014 include the cash portion of the discretionary annual bonuses paid to each named executive officer with respect to 2014 performance ($51,408 for Mr. Tang and $12,500 for each of Ms. Campistron, Mr. Boecker and Mr. Weinrot). The discretionary annual bonuses awarded to Ms. Campistron, Mr. Boecker and Mr. Weinrot with respect to their 2014 performance also included an award of 2,976 restricted stock units which vest in full on February 15, 2016, subject to each executive's continued employment through such date. The restricted stock units were granted in fiscal 2015 and, as such, the grant date fair values of these equity awards have not been included in the above table. In accordance with SEC rules, they will be included as part of the named executive officer's fiscal 2015 compensation. The bonus amount for Mr. Weinrot also includes $25,000 in discretionary cash bonuses awarded to him in 2014 by the Company's senior management prior to his promotion to Executive Vice President, Legal and General Counsel in October 2014.

(2)
Amounts reflect the aggregate grant-date fair value of restricted stock units or stock options granted in each year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all such awards made to executive officers in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 16, 2015. There can be no assurance that awards will vest (and if awards do not vest, no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718.

(3)
Amounts under the "All Other Compensation" column include, as applicable, premiums for supplemental medical and dental benefits; premiums for life insurance, accidental death and dismemberment insurance, and short-term and long-term disability coverage; 401(k) Plan matching; housing and commuting expenses; and

  other one-time payments. Details regarding the amounts included in "All Other Compensation" for fiscal 2014 are set forth in the following table.

Name	Year	Supplemental Health Premiums ($)	Insurance Premiums ($)	401(k) Plan Matching ($)	Reimbursement of Legal Fees ($)	Severance Payments ($)	Housing and Commuting ($)	Other Benefits ($)
Mr. Moriarty	2014	1,196	279	3,000	13,611	—	—	—
Mr. Colo	2014	3,587	836	8,750	—	29,180	—	—
Mr. Tang	2014	3,587	836	8,750	—	—	—	—
Ms. Campistron	2014	3,587	836	6,580	—	—	—	—
Mr. Boecker	2014	—	260	1,875	—	—	18,994	—
Mr. Weinrot	2014	3,587	836	6,850	—	—	—	1,135
(4)
Mr. Colo was not a "named executive officer" of the Company in fiscal 2012. Mr. Colo resigned effective as of the close of business on February 20, 2015.

(5)
Mr. Tang resigned effective as of the close of business on December 31, 2014.

(6)
Ms. Campistron was not a "named executive officer" of the Company in fiscal 2012 or 2013.

(7)
Mr. Weinrot was not a "named executive officer" of the Company in fiscal 2012 or 2013.

Grants of Plan-Based Awards in 2014

        The following table sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2014. All share and per share amounts have been adjusted to reflect the Reverse Stock Split.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards: ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Sean Moriarty	August 8, 2014	—	694,863	9.77	4,148,332
	August 8, 2014	—	184,130	14.66	997,985
	August 8, 2014	—	184,130	19.54	922,491
	September 26, 2014	26,694	—	—	247,453
Shawn Colo	May 14, 2014(3)	2,000	—	—	38,995
	June 14, 2014(3)	2,000	—	—	47,195
	July 14, 2014(3)	2,000	—	—	44,195
	August 8, 2014	—	208,563	9.77	1,245,121
	August 18, 2014	4,529	—	—	41,259
Mel Tang	March 17, 2014(4)	34,323	—	—	319,515
Julie Campistron	March 17, 2014(4)	13,464	—	—	125,339
	September 26, 2014	40,000	—	—	370,800
	September 26, 2014	—	100,000	9.27	531,300
	December 18, 2014	—	30,000	5.95	90,318
Frederick Scott Boecker	August 18, 2014	22,500	—	—	204,975
	October 29, 2014	10,000	—	—	68,800
	October 29, 2014	—	75,000	6.88	294,353
	December 18, 2014	—	30,000	5.95	90,318
Daniel Weinrot	February 5, 2014(5)	3,960	—	—	109,683
	March 17, 2014(4)	4,750	—	—	44,218
	August 18, 2014	2,500	—	—	22,775
	October 29, 2014	10,000	—	—	68,800
	October 29, 2014	—	60,000	6.88	235,482
	December 18, 2014	—	30,000	5.95	90,318

(1)
Each award included in this column represents an award of restricted stock units. The vesting schedule applicable to each of these RSU awards is set forth below under "—Outstanding Equity Awards at 2014 Fiscal Year-End" and, to the extent the awards are subject to accelerated vesting under certain circumstances, those circumstances are described below under "—Potential Payments Upon Termination or Change in Control." Additional details regarding these RSU awards is set forth above under "Compensation Discussion and Analysis—Principal Components of Executive Compensation Program—Long-Term Equity Incentives."

(2)
Amounts reflect the full grant date fair value of stock options or restricted stock units granted during 2014 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the fair value of all stock options and restricted stock units awarded to executive officers in Note 11 to the Company's audited consolidated financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on March 16, 2015. There can be no assurance that awards will vest (and if awards do not vest, no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718.

(3)
Mr. Colo was granted 2,000 fully vested RSUs in each of May, June and July 2014 (after adjusting for the Reverse Stock Split).

(4)
The RSU grants made to Mr. Tang, Ms. Campistron and Mr. Weinrot in March 2014 had partially vested prior to the Rightside Spin-Off. The amounts in the above table show the full original grant, including amounts that vested prior to the Rightside Spin-Off, adjusted for the Spin-Off Value Adjustment and the Reverse Stock Split solely for purposes of presenting the information on a consistent basis.

(5)
In connection with the Rightside Spin-Off, Mr. Weinrot's February 2014 grant was divided into a Demand Media RSU award and a Rightside RSU award. The original grant, adjusted for the Spin-Off RSU Conversion and Reverse Stock Split, covered 4,025 Demand Media RSUs and 4,027 Rightside RSUs.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        Below are summaries of the key terms of the employment and letter agreements applicable to our named executive officers (referred to herein as the "employment agreements"). All share and per share amounts for equity grants outstanding at the time of the Rightside Spin-Off have been adjusted to reflect the Rightside Spin-Off and Reverse Stock Split. All share and per share amounts for grants that fully vested prior to the Rightside Spin-Off have only been adjusted to reflect the Reverse Stock Split. The employment agreements also provide for certain severance and change-in-control payments and benefits, as described below under "Potential Payments Upon Termination or Change in Control."

        Sean Moriarty.    On August 8, 2014, we entered into an employment agreement with Sean Moriarty (the "Moriarty Employment Agreement"), which was effective as of August 12, 2014 and expires on August 12, 2017, unless earlier terminated. The Moriarty Employment Agreement is subject to automatic one-year renewal terms unless either the Company or Mr. Moriarty gives written notice of termination at least 90 days prior to the end of the applicable term. Pursuant to the terms of the Moriarty Employment Agreement, Mr. Moriarty receives an annual base salary of $400,000, subject to increase at the discretion of the compensation committee. The Moriarty Employment Agreement also provides Mr. Moriarty with the opportunity to earn an annual discretionary cash performance bonus targeted at 80% of his base salary in effect for any calendar year, based on the achievement of individual and Company-based performance criteria established by the Company's board of directors or compensation committee, after consultation with Mr. Moriarty. Under the Moriarty Employment Agreement, Mr. Moriarty is also eligible to earn an additional discretionary cash bonus if the performance metric(s) applicable to his annual bonus opportunity is or are attained at the "target" level and the full target bonus becomes payable to him. Under the terms of the Moriarty Employment Agreement, Mr. Moriarty is also entitled to participate in customary health, welfare and fringe benefit plans, and he was entitled to reimbursement of up to $15,000 in legal fees and expenses incurred in connection with the negotiation of the Moriarty Employment Agreement.

        In connection with entering into the Moriarty Employment Agreement, Mr. Moriarty was granted stock options covering (i) 694,863 shares with a $9.77 per share exercise price (equal to the closing price per share on the grant date), (ii) 184,130 shares with a $14.66 per share exercise price (equal to 150% of the closing price per share on the grant date) and (iii) 184,130 shares with a $19.54 per share exercise price (equal to 200% of the closing price per share on the grant date). Each stock option granted to Mr. Moriarty in connection with entering into the Moriarty Employment Agreement will vest with respect to 25% of the shares subject to the stock option on August 12, 2015 and with respect to an additional 1/48th of the shares subject to the stock option on each monthly anniversary of

August 12, 2015 thereafter, subject to Mr. Moriarty's continued employment through the applicable vesting date. In addition, the Moriarty Employment Agreement provides that subject to the satisfaction of certain conditions, if Mr. Moriarty acquired shares of the Company's common stock on the open market with an aggregate purchase price between $100,000 and $250,000, then the Company would grant Mr. Moriarty a restricted stock unit award (the "Match RSU Award") for a number of restricted stock units equal in value to the actual aggregate purchase price of the shares purchased by Mr. Moriarty (not to exceed $250,000), divided by the closing price per share on the grant date of the Match RSU Award. The Match RSU Award, consisting of 26,694 restricted stock units, was granted in September 2014 and will vest in full on August 12, 2015, subject to Mr. Moriarty's continued employment and holding of the purchased shares through that date.

        Shawn Colo.    Mr. Colo was party to an employment agreement with us, dated as of August 31, 2010 (the "Colo EVP Agreement"), the term of which was originally scheduled to run through January 25, 2015. Pursuant to the Colo EVP Agreement, Mr. Colo received an initial annual base salary of $250,000, which was subject to increase at the discretion of the compensation committee and had been increased to $264,000 effective April 1, 2013. Pursuant to the Colo EVP Agreement, Mr. Colo was also eligible to receive an annual cash performance bonus with an amount targeted at 50% of his base salary, based on the achievement of performance criteria established by the compensation committee. In connection with his appointment as Interim President and Chief Executive Officer (the "Interim Roles") in October 2013, Mr. Colo entered into a letter agreement with us that temporarily modified the Colo EVP Agreement (the "Interim CEO Agreement"). The Interim CEO Agreement provided for a base salary of $60,000 per month and a grant of 12,000 restricted stock units which vested at a rate of 2,000 per month commencing on November 14, 2013 through, and including, April 14, 2014. Mr. Colo was also entitled to receive an additional monthly grant of 2,000 vested restricted stock units for each month he continued to serve in the Interim Roles beyond April 14, 2014.

        On August 8, 2014, in connection with the hiring of Mr. Moriarty as the Company's permanent chief executive officer, we entered into an Amended and Restated Employment Agreement with Mr. Colo (the "Colo Employment Agreement"), which amended and restated both the Colo EVP Agreement and the Interim CEO Agreement in their entirety. The Colo Employment Agreement was effective as of August 12, 2014 and was scheduled to expire on August 12, 2017, unless earlier terminated. The term of the Colo Employment Agreement was subject to automatic one-year renewal terms unless either the Company or Mr. Colo gave written notice of termination at least 90 days prior to the end of the applicable term. Pursuant to the Colo Employment Agreement, Mr. Colo received an annual base salary of $375,000, subject to increase at the discretion of the compensation committee. The Colo Agreement also provided Mr. Colo with the opportunity to earn an annual discretionary cash performance bonus targeted at 80% of his base salary in effect for any calendar year, based on the achievement of individual and Company-based performance criteria established by the Company's board of directors or compensation committee. Under the terms of the Colo Employment Agreement, Mr. Colo was also entitled to participate in customary health, welfare and fringe benefit plans. In connection with entering into the Colo Employment Agreement, Mr. Colo was granted a stock option covering 208,563 shares with a $9.77 per share exercise price (equal to the closing price per share on the grant date). This stock option was scheduled to vest with respect to 25% of the shares subject to the stock option on August 12, 2015 and with respect to an additional 1/48th of the shares subject to the stock option on each monthly anniversary of August 12, 2015 thereafter, subject to Mr. Colo's continued employment through the applicable vesting date. This stock option did not vest prior to Mr. Colo's resignation in February 2015 and it was forfeited in full in connection with his resignation. Following Mr. Colo's resignation in February 2015, the Colo Employment Agreement is no longer in effect.

        Mel Tang.    In connection with his promotion to Chief Financial Officer, Mr. Tang entered into an amended and restated employment agreement (the "Tang Employment Agreement"), which was scheduled to terminate on August 16, 2015. Pursuant to the Tang Employment Agreement, Mr. Tang received an annual base salary of $310,000, effective as of August 16, 2012, which was increased to $319,300 effective April 1, 2013 and $326,400 effective March 1, 2014. In addition, Mr. Tang was eligible to receive an annual cash incentive bonus targeted at no less than 63% of his base salary based on the achievement of performance criteria established by the compensation committee. In connection with entering into his amended and restated employment agreement, Mr. Tang was granted an award of 15,600 restricted stock units in April 2013 (which amount reflects the Reverse Stock Split but does not reflect the Spin-Off RSU Conversion applied to the outstanding portion of such award at the time of the Rightside Spin-Off). The restricted stock unit award was scheduled to vest over four years in equal installments beginning on May 15, 2013 and each three-month anniversary thereof, subject to Mr. Tang's continued employment with the Company. Under the terms of the Tang Employment Agreement, Mr. Tang was eligible to participate in customary health, welfare and fringe benefit plans.

        Mr. Tang resigned as Chief Financial Officer of the Company, effective December 31, 2014, and subsequent to that date the Tang Employment Agreement is no longer in effect. In connection with his resignation, Mr. Tang entered into a consulting agreement with the Company (the "Tang Consulting Agreement") for a term that commenced on December 31, 2014 and terminated on March 31, 2015. Under the Tang Consulting Agreement, in exchange for the consulting services that he provided to us, Mr. Tang received a monthly consulting fee of $10,000. In addition, in connection with Mr. Tang's execution and non-revocation of a general release of claims against us, Mr. Tang (i) remained eligible to receive an annual bonus payable in respect of his 2014 services, (ii) received Company-subsidized COBRA coverage for himself and his eligible dependents until the earlier of the end of the term of the Tang Consulting Agreement or the date Mr. Tang became eligible for coverage by another employer, and (iii) was entitled to continue vesting his Demand Media and Rightside Group, Ltd. restricted stock unit awards during the term of the Tang Consulting Agreement.

        Julie Campistron.    Ms. Campistron entered into a second amended and restated employment agreement with us, dated as of November 1, 2013 and effective as of April 1, 2013, which is effective through April 1, 2016. In connection with Ms. Campistron's promotion to EVP, Media, her employment agreement was amended by an amendment, dated as of December 1, 2014 and effective as of October 1, 2014 (the second amended and restated employment agreement, as amended, the "Campistron Employment Agreement"). Pursuant to the Campistron Employment Agreement, Ms. Campistron is entitled to receive an annual base salary of $325,000, with this salary effective as of September 16, 2014, and which is subject to increase at the discretion of the compensation committee. In addition, Ms. Campistron is eligible to receive an annual discretionary cash performance bonus targeted at 50% of her base salary paid for such calendar year (provided that for fiscal 2014, the target bonus only applied to her base salary paid during the period from October 1, 2014 through December 31, 2014), based on the achievement of individual and/or Company-based performance criteria established by the Company's board of directors or compensation committee. In connection with her promotion to EVP, Media, Ms. Campistron was granted a stock option covering 100,000 shares of our common stock and a restricted stock unit award covering 40,000 shares of our common stock. These equity awards will vest as follows: (i) the shares subject to the restricted stock unit award vest in 16 substantially equal quarterly installments beginning on February 15, 2015, and (ii) the shares subject to the stock option vest and become exercisable in 48 substantially equal monthly installments beginning on October 26, 2014, in each case subject to Ms. Campistron's continued employment with the Company. Under the terms of her employment agreement, Ms. Campistron is also eligible to participate in customary health, welfare and fringe benefit plans.

        Frederick Scott Boecker.    In connection with his promotion to EVP, Marketplaces, Mr. Boecker entered into an amended and restated employment agreement dated November 7, 2014, which was effective as of October 1, 2014 and has a term of four years from the effective date. Pursuant to this employment agreement, Mr. Boecker is entitled to receive an annual base salary of $300,000, which is subject to increase at the discretion of the compensation committee. In addition, Mr. Boecker is eligible to receive an annual discretionary cash performance bonus targeted at 40% of his base salary paid for such calendar year, based on the achievement of individual and/or Company-based performance criteria established by the Company's board of directors or compensation committee. In connection with his promotion to EVP, Marketplaces, Mr. Boecker was granted a stock option covering 75,000 shares of our common stock and a restricted stock unit award covering 10,000 shares of our common stock, which was in addition to the restricted stock unit award covering 22,500 shares of our common stock that Mr. Boecker received when he entered into his initial employment agreement with us in August 2014. These equity awards will vest as follows: (i) 25% of the shares subject to each restricted stock unit award will vest on August 15, 2015 and the remaining shares subject to each restricted stock unit award will vest in 12 substantially equal quarterly installments beginning on November 15, 2015, and (ii) 25% of the shares subject to the stock option will vest and become exercisable on August 11, 2015, with an additional 1/48th of the shares subject to the stock option vesting and becoming exercisable on each monthly anniversary of August 11, 2015 thereafter, in each case subject to Mr. Boecker's continued employment with the Company. Under the terms of his employment agreement, Mr. Boecker is required to relocate to the Santa Monica, California area by September 1, 2015 and he is entitled to reimbursement for up to $25,000 for reasonable relocation expenses. Pursuant to an understanding with the Company, Mr. Boecker is reimbursed for the housing and commuting expenses incurred to travel from his current residence in San Jose to the Company's office in Santa Monica until he relocates to the Los Angeles area, which is expected to occur in the summer of 2015. Mr. Boecker is also eligible to participate in customary health, welfare and fringe benefit plans.

        Daniel Weinrot.    In connection with his promotion to EVP and General Counsel, Mr. Weinrot entered into a second amended and restated employment agreement dated December 1, 2014, which was effective as of October 16, 2014 and has a term of four years from the effective date. Pursuant to his amended and restated employment agreement, Mr. Weinrot is entitled to receive an annual base salary of $285,000, which is subject to increase at the discretion of the compensation committee. In addition, Mr. Weinrot is eligible to receive an annual discretionary cash performance bonus targeted at 40% of his base salary paid for such calendar year (provided that for fiscal 2014, the target bonus only applied to his base salary paid during the period from October 16, 2014 through December 31, 2014), based on the achievement of individual and/or Company-based performance criteria established by the Company's board of directors or compensation committee. In connection with his promotion to EVP and General Counsel, Mr. Weinrot was granted a stock option covering 60,000 shares of our common stock and a restricted stock unit award covering 10,000 shares of our common stock. These equity awards will vest as follows: (i) the shares subject to the restricted stock unit award vest in 16 substantially equal quarterly installments beginning on February 15, 2015, and (ii) the shares subject to the stock option vest and become exercisable in 48 substantially equal monthly installments beginning on November 29, 2014, in each case subject to Mr. Weinrot's continued employment with the Company. Under the terms of his employment agreement, Mr. Weinrot is also eligible to participate in customary health, welfare and fringe benefit plans.

Outstanding Equity Awards at 2014 Fiscal Year-End

Demand Media

        The following table summarizes, for each named executive officer, the number of shares of Demand Media common stock underlying outstanding equity incentive plan awards as of December 31, 2014. All share and per share amounts have been adjusted to reflect the Rightside Spin-Off and Reverse Stock Split. Unless otherwise indicated in the footnotes, the equity incentive plan awards were granted under the 2010 Plan.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested	Market Value Of Shares Or Units Of Stock That Have Not Vested($)(1)
Sean Moriarty	August 8, 2014(2)	—	694,863	9.77	August 8, 2024	—	—
	August 8, 2014(2)	—	184,130	14.66	August 8, 2024	—	—
	August 8, 2014(2)	—	184,130	19.54	August 8, 2024	—	—
	September 26, 2014(3)	—	—	—	—	26,694	163,367
Shawn Colo(4)	August 8, 2014(2)	—	208,563	9.77	August 8, 2024	—	—
	May 1, 2013(5)	—	—	—	—	6,354	38,886
	August 23, 2012(5)	—	—	—	—	4,981	30,484
	May 13, 2011(6)	—	—	—	—	890	5,447
	August 3, 2010(7)	4,740	—	13.00	August 2, 2020	—	—
	June 9, 2009(8)	18,902	—	13.00	June 8, 2019	—	—
	February 24, 2009(9)	2,408	—	6.38	February 24, 2019	—	—
Mel Tang(10)	March 17, 2014(11)	—	—	—	—	8,581	52,516
	April 5, 2013(12)	—	—	—	—	8,921	54,597
	April 19, 2012(13)	—	—	—	—	3,389	20,741
	May 13, 2011(6)	—	—	—	—	1,144	7,001
	August 3, 2010(7)	8,296	—	13.00	August 2, 2020	—	—
	June 9, 2009(8)	11,341	—	13.00	June 8, 2019	—	—
	August 14, 2008(14)	5,083	—	11.37	August 14, 2018	—	—
Julie Campistron	December 18, 2014(15)	—	30,000	5.95	December 18, 2024	—	—
	September 26, 2014(16)	—	—	—	—	40,000	244,800
	September 26, 2014(17)	6,249	93,751	9.27	September 26, 2024	—	—
	March 17, 2014(11)	—	—	—	—	3,366	20,600
	July 29, 2013(18)	—	—	—	—	1,906	11,665
	April 5, 2013(5)	—	—	—	—	4,448	27,222
	April 9, 2012(13)	—	—	—	—	85	520
	May 13, 2011(6)	—	—	—	—	381	2,332
	March 24, 2009(19)	847	—	6.38	March 24, 2019	—	—
Frederick Scott Boecker	December 18, 2014(15)	—	30,000	5.95	December 18, 2024	—	—
	October 29, 2014(20)	—	—	—	—	10,000	61,200
	October 29, 2014(21)	—	75,000	6.88	October 29, 2024	—	—
	August 18, 2014(20)	—	—	—	—	22,500	137,700
Daniel Weinrot	December 18, 2014(15)	—	30,000	5.95	December 18, 2024	—	—
	October 29, 2014(16)	—	—	—	—	10,000	61,200
	October 29, 2014(17)	2,499	57,501	6.88	October 29, 2024	—	—
	August 18, 2014(22)	—	—	—	—	2,500	15,300
	March 17, 2014(11)	—	—	—	—	1,188	7,271
	February 5, 2014(23)	—	—	—	—	3,019	18,476
	April 5, 2013(5)	—	—	—	—	1,557	9,529
	October 30, 2012(24)	—	—	—	—	2,491	15,245
	April 9, 2012(13)	—	—	—	—	212	1,297
	August 15, 2011(5)	—	—	—	—	229	1,401
	May 13, 2011(6)	—	—	—	—	318	1,946
	July 15, 2010(8)	5,829	—	13.00	July 15, 2020	—	—

(1)
The market value of stock units that have not vested is calculated based on the closing trading price of Demand Media, Inc.'s common stock as reported on the New York Stock Exchange ("NYSE") on December 31, 2014 ($6.12), the last trading day of 2014.

(2)
25% of the shares subject to these options will vest and become exercisable on August 12, 2015 and an additional 1/48th of the shares subject to these options will vest and become exercisable on each monthly anniversary of August 12, 2015 thereafter, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(3)
This restricted stock unit award will vest in full on August 12, 2015, subject to Mr. Moriarty's continued employment with us through the applicable vesting date and his holding of 27,000 shares of our common stock that he purchased in August 2014. This restricted stock unit award is subject to accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(4)
Mr. Colo resigned from his position as President and as a member of the Board effective as of the close of business on February 20, 2015. All of Mr. Colo's restricted stock units and options that had not vested on or before February 20, 2015 were forfeited on that date. Of Mr. Colo's exercisable options, 21,310 expired on March 22, 2015 and 4,740 will expire on May 20, 2015 if they are not exercised prior to such date. The table shows each option's expiration date as of December 31, 2014.

(5)
These restricted stock unit awards vest in 16 substantially equal quarterly installments starting approximately three months after the grant date, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(6)
These restricted stock unit awards vested as to 1/8 of the shares on November 15, 2011 and continue to vest in 14 substantially equal quarterly installments starting on February 15, 2012, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(7)
The shares subject to these options were originally scheduled to vest and become exercisable in 48 equal monthly installments over a four-year vesting period following the date of the closing of our initial public offering (January 25, 2011). In August 2014, the vesting of the remaining unvested options was accelerated in connection with the Demand Media Option Adjustment and all shares subject to this option became exercisable.

(8)
The shares subject to these options vested and became exercisable in 48 equal monthly installments over a four-year vesting period. These options were granted pursuant to our 2006 Plan.

(9)
This option was vested in full on the grant date and was granted pursuant to our 2006 Plan.

(10)
Mr. Tang resigned from his position as Chief Financial Officer effective as of the close of business on December 31, 2014. Pursuant to the terms of his consulting agreement with the Company dated November 10, 2014, Mr. Tang was entitled to continue vesting his Demand Media and Rightside equity awards during the term of the consulting agreement, which terminated on March 31, 2015. All of Mr. Tang's restricted stock units and options that had not vested on or before March 31, 2015 were forfeited on that date. In addition, all of Mr. Tang's exercisable options expired as of March 31, 2015. The table shows each option's expiration date as of December 31, 2014.

(11)
These restricted stock unit awards vested in 4 substantially equal quarterly installments beginning on May 15, 2014, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(12)
These restricted stock unit awards vest in 16 substantially equal quarterly installments beginning on May 15, 2013, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(13)
These restricted stock unit awards vested in 12 substantially equal quarterly installments beginning on May 15, 2012, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(14)
25% of the shares subject to this option vested and became exercisable on August 1, 2009 and the remaining shares subject to the option vested at a rate of 1/48th of the total number of shares subject to the option monthly over the three-year period thereafter. This option was granted pursuant to our 2006 Plan.

(15)
10,000 of the shares subject to these options will vest and become exercisable on December 18, 2015 and an additional 1/36th of the shares subject to these options will vest and become exercisable on each monthly anniversary of December 18, 2015 thereafter through and including December 18, 2017, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(16)
These restricted stock unit awards vest in 16 substantially equal quarterly installments beginning on February 15, 2015, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(17)
The shares subject to these options vest and become exercisable in 48 substantially equal monthly installments over a four-year vesting period (beginning on October 26, 2014 for Ms. Campistron and on November 29, 2014 for Mr. Weinrot), subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(18)
These restricted stock unit awards vest in 16 substantially equal quarterly installments beginning on August 15, 2013, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(19)
25% of the shares subject to this option vested and became exercisable on the first anniversary of the grant date and the remaining shares subject to the option vested monthly at a rate of 1/48th of the total number of shares subject to the option over the three-year period thereafter. These options were granted pursuant to our 2006 Plan.

(20)
25% of these restricted stock unit awards will vest on August 15, 2015, and the remaining restricted stock units subject to these awards will vest in 12 substantially equal quarterly installments beginning on November 15, 2015, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(21)
25% of the shares subject to this option will vest and became exercisable on August 11, 2015 and an additional 1/48th of the shares subject to this option will vest and become exercisable on each monthly anniversary of August 11, 2015 thereafter, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(22)
This restricted stock unit award vested in full on February 1, 2015.

(23)
This restricted stock unit award vests in 16 substantially equal quarterly installments commencing on February 15, 2014, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

(24)
This restricted stock unit award vests in 16 substantially equal quarterly installments commencing on November 15, 2014, subject to continued employment with us through the applicable vesting dates and accelerated vesting under certain circumstances as described below under "—Potential Payments Upon Termination or Change in Control."

Rightside Group

        In connection with the Rightside Spin-Off, certain outstanding equity awards were adjusted into two equity awards—a Demand Media award and a Rightside award, as described above. The following table summarizes, for each applicable named executive officer, the number of shares of Rightside common stock underlying such outstanding Rightside awards as of December 31, 2014. The vesting schedule for each Rightside award listed in the below table is the same as the corresponding Demand Media award in the above table (and is based on continued service with Demand Media). Messrs. Moriarty and Boecker are not included in the below table because they joined the Company after the Rightside Spin-Off.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested	Market Value Of Shares Or Units Of Stock That Have Not Vested($)(1)
Shawn Colo(2)	May 1, 2013	—	—	—	—	6,356	42,712
	August 23, 2012	—	—	—	—	4,983	33,486
	May 13, 2011	—	—	—	—	890	5,981
	August 3, 2010	4,742	—	19.07	August 2, 2020	—	—
	June 9, 2009	18,908	—	19.07	June 8, 2019	—	—
	February 24, 2009	2,409	—	9.36	February 24, 2019	—	—
Mel Tang(3)	April 5, 2013	—	—	—	—	8,923	59,963
	April 19, 2012	—	—	—	—	3,390	22,781
	May 13, 2011	—	—	—	—	1,144	7,688
	August 3, 2010	8,299	—	19.07	August 2, 2020	—	—
	June 9, 2009	11,344	—	19.07	June 8, 2019	—	—
	August 14, 2008	5,084	—	16.67	August 14, 2018	—	—
Julie Campistron	July 29, 2013	—	—	—	—	1,907	12,815
	April 5, 2013	—	—	—	—	4,449	29,897
	April 9, 2012	—	—	—	—	85	571
	May 13, 2011	—	—	—	—	381	2,560
	March 24, 2009	847	—	9.36	March 24, 2019	—	—
Daniel Weinrot	February 5, 2014	—	—	—	—	3,020	20,294
	April 5, 2013	—	—	—	—	1,557	10,463
	October 30, 2012	—	—	—	—	2,492	16,746
	April 9, 2012	—	—	—	—	212	1,425
	August 15, 2011	—	—	—	—	229	1,539
	May 13, 2011	—	—	—	—	318	2,137
	July 15, 2010	5,831	—	19.07	July 15, 2020	—	—

(1)
The market value of shares or stock units that have not vested is calculated based on the closing trading price of Rightside Group, Ltd.'s common stock as reported on the NASDAQ Stock Market ("Nasdaq") on December 31, 2014 ($6.72), the last trading day of 2014.

(2)
Mr. Colo resigned from his position as President of Demand Media and as a member of the Demand Media Board of Directors effective as of the close of business on February 20, 2015. All of Mr. Colo's Rightside restricted stock units and options listed in the above table that had not vested on or before February 20, 2015 were forfeited on that date. Of Mr. Colo's exercisable Rightside options listed in the above table, the 21,317 options granted in 2009 expired on March 22, 2015 and the 4,742 options granted in 2010 will expire on May 20, 2015 if they are not exercised prior to such date. The table shows each option's expiration date as of December 31, 2014.

(3)
Mr. Tang resigned from his position as Chief Financial Officer of Demand Media effective as of the close of business on December 31, 2014. Pursuant to the terms of his consulting agreement with Demand Media dated November 10, 2014, Mr. Tang was entitled to continue vesting of his Demand Media and Rightside equity awards during the term of the consulting agreement, which terminated on March 31, 2015. All of Mr. Tang's Rightside restricted stock units and options listed in the above table that had not vested on or before March 31, 2015 were forfeited on that date. In addition, all of Mr. Tang's exercisable Rightside options expired as of March 31, 2015. The table shows each option's expiration date as of December 31, 2014.

2014 Option Exercises and Stock Vested

        The following table provides information regarding the vesting of Demand Media and Rightside restricted stock unit awards and the exercise of Demand Media and Rightside stock options for each named executive officer during the year ended December 31, 2014.

				Stock Awards
		Option Awards
				Number of Shares Acquired on Vesting (#)
Name	Company	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)		Value Realized on Vesting(2) ($)
Sean Moriarty	Demand Media	—	—	—	—
	Rightside	—	—	—	—
Shawn Colo	Demand Media	—	—	52,061	480,882
	Rightside	—	—	4,439	48,542
Mel Tang	Demand Media	—	—	60,076	498,615
	Rightside	—	—	9,906	113,765
Julie Campistron	Demand Media	—	—	26,236	204,271
	Rightside	—	—	5,378	57,414
Frederick Scott Boecker	Demand Media	—	—	—	—
	Rightside	—	—	—	—
Daniel Weinrot	Demand Media	—	—	11,944	101,247
	Rightside	—	—	2,417	27,752

(1)
Value realized on exercise is calculated as the product of (a) the number of shares of Demand Media or Rightside, as the case may be, common stock for which the stock options were exercised and (b) the difference between the closing price of Demand Media's or Rightside's, as the case may be, common stock as reported on the NYSE or the Nasdaq, as applicable, on the exercise date and the exercise price per share of the applicable stock options.

(2)
Value realized on vesting is calculated as the product of (a) the number of shares of common stock underlying the restricted stock units that vested and (b) the closing price of Demand Media's or Rightside's, as the case may be, common stock as reported on the NYSE or the Nasdaq, as applicable, on the vesting date.

Potential Payments Upon Termination or Change in Control

        The following summarizes the payments and benefits that our named executive officers would be entitled to receive upon certain qualifying terminations of employment and/or a change in control. Mr. Tang resigned effective December 31, 2014 and he did not receive any payments as a result of his resignation, although he did receive certain payments pursuant to the terms of the Tang Consulting

Agreement, as described above under "—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table." Mr. Colo resigned in February 2015 and was not entitled to any payments pursuant to the terms of his employment agreement as a result of his resignation. However, in exchange for Mr. Colo's execution, delivery and non-revocation of a general release of claims against the Company, we paid Mr. Colo $29,180, which was the cash component of his annual bonus for fiscal year 2014, calculated in a manner commensurate with other similarly situated executives of the Company.

        As discussed above under "Compensation Discussion and Analysis," we believe that severance and change in control protections are important components of our named executive officers' compensation packages because these protections provide security and stability that help enable our named executive officers to focus on their duties and responsibilities to the Company and to act with the best interests of the Company and its stockholders in mind at all times, even under circumstances where the interests of the Company and its stockholders may be adverse to the executive's job security.

Sean Moriarty

Termination of Employment

        If Mr. Moriarty's employment is terminated by the Company without "cause" or by Mr. Moriarty for "good reason" (each, as defined in the Moriarty Employment Agreement), then, in addition to payments of accrued compensation and benefits through the date of termination, Mr. Moriarty would be entitled to receive the following benefits:

  •
  continuation payments totaling two times Mr. Moriarty's annual base salary then in effect, payable over the two-year period following the termination of employment (or, in connection with a change in control, as a lump-sum payment);

  •
  a lump-sum payment in an amount equal to a pro-rata portion of Mr. Moriarty's annual bonus earned in the year prior to the year in which the termination occurs (or, with respect to a termination that occurs in 2014, a pro-rata portion of Mr. Moriarty's target bonus);

  •
  a lump-sum payment in an amount equal to any earned but unpaid prior-year bonus, payable on the date on which annual bonuses are paid to the Company's senior executives generally for such year;

  •
  Company-paid healthcare continuation coverage for Mr. Moriarty and his dependents for up to eighteen months after the termination date; and

  •
  (i) upon a qualifying termination outside the change in control context, (a) with respect to the Match RSU award, full vesting of the award, and (b) with respect to all other outstanding equity awards held by Mr. Moriarty on the termination date, accelerated vesting with respect to such number of shares underlying each equity award that would have vested over the one-year period immediately following the termination date had the equity award continued to vest in accordance with its terms; or (ii) upon a qualifying termination in connection with a change in control, (a) the accelerated vesting described in clause (i) of this bullet for any qualifying termination, and (b) full accelerated vesting of all outstanding 2014 Moriarty Stock Options held by Mr. Moriarty on the termination date.

        Mr. Moriarty's right to receive the severance payments, benefits and equity accelerations (either in connection with a change in control or outside the change in control context) described above is subject to his delivery of an effective general release of claims in favor of the Company.

Change in Control

        If Mr. Moriarty remains employed by the Company through the consummation of a change in control (as defined in his employment agreement), each then-unvested 2014 Moriarty Stock Option will vest and become exercisable immediately prior to the change of control with respect to 50% of the total number of shares underlying such 2014 Moriarty Stock Option (or such lesser number of shares subject to such 2014 Moriarty Stock Option that remains unvested immediately prior to such change of control). If a change of control had occurred on December 31, 2014, Mr. Moriarty would not have received any payments with respect to the unvested 2014 Moriarty Stock Options because all of such options that would have vested on an accelerated basis have an exercise price that is higher than our closing stock price on December 31, 2014.

Julie Campistron

        If Ms. Campistron's employment is terminated (i) by the Company without "cause" (as defined in the 2010 Plan); (ii) by Ms. Campistron for "good reason" (as defined in her employment agreement) in connection with (A) a "change in control" (as defined in the 2010 Plan) or (B) the commencement of employment of the Company's successor permanent chief executive officer to Richard Rosenblatt (a "Permanent CEO Appointment"); or (iii) by reason of Ms. Campistron's death or "disability" (as defined in her employment agreement), in any case, then, in addition to payments of accrued compensation and benefits through the date of termination, Ms. Campistron would be entitled to receive the following:

  •
  a lump-sum payment in an amount equal to six months of her annual base salary then in effect;

  •
  a lump-sum payment in an amount equal to any earned but unpaid bonus for the fiscal year that ends on or before the date of termination;

  •
  Company-subsidized healthcare continuation coverage for Ms. Campistron and her dependents for up to six months after the termination date; and

  •
  if Ms. Campistron's employment is terminated for any of the reasons set forth above within ninety days prior to, on or within one year following, a change in control of the Company, accelerated vesting of all outstanding equity awards held by Ms. Campistron as of the termination date.

        In addition to the above, if Ms. Campistron's employment had been terminated by the Company without "cause" or by Ms. Campistron for "good reason" within six months following a Permanent CEO Appointment, Ms. Campistron would have been entitled to accelerated vesting of all outstanding equity awards held by her on the termination date with respect to such number of shares underlying each equity award that would have vested over the one-year period immediately following the termination date had the equity award continued to vest in accordance with its terms. The Permanent CEO Appointment occurred in August 2014 when we hired Mr. Moriarty and Ms. Campistron's employment was not terminated within the six-month period following the Permanent CEO Appointment.

        Ms. Campistron's right to receive the severance payments, benefits and equity accelerations described above is subject to her delivery of an effective general release of claims in favor of the Company.

Frederick Scott Boecker; Daniel Weinrot

        If Mr. Boecker's or Mr. Weinrot's employment is terminated (i) by the Company without "cause" (as defined in the 2010 Plan), (ii) by the executive for "good reason" (as defined in his employment agreement) in connection with a "change in control" (as defined in the 2010 Plan) or (iii) by reason of the executive's death or "disability" (as defined in the applicable employment agreement), in any case, then, in addition to payments of accrued compensation and benefits through the date of termination, the executive would be entitled to receive the following:

  •
  a lump-sum payment in an amount equal to six months of his annual base salary then in effect;

  •
  a lump-sum payment in an amount equal to any earned but unpaid bonus for the fiscal year that ends on or before the date of termination;

  •
  Company-subsidized healthcare continuation coverage for the executive and his dependents for up to six months after the termination date; and

  •
  if the executive's employment is terminated for any of the reasons set forth above within ninety days prior to, on or within one year following, a change in control of the Company, accelerated vesting of all outstanding equity awards held by the executive as of the termination date.

        The executive's right to receive the severance payments, benefits and equity accelerations described above is subject to the executive's delivery of an effective general release of claims in favor of the Company.

Summary of Potential Payments

        The following table summarizes the payments that would have been made to our named executive officers upon certain qualifying terminations of employment or service, as the case may be, including in connection with a change in control, assuming that each named executive officer's termination of employment, as the case may be, with the Company occurred on December 31, 2014 and, where relevant, that a change in control of the Company occurred on December 31, 2014. Amounts shown in the table below do not include (i) accrued but unpaid salary through the date of termination, or (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation.

        Mr. Tang is not included in the following table because he resigned effective December 31, 2014 and he did not receive any termination payments as a result of his departure, although he did receive certain payments pursuant to the terms of the Tang Consulting Agreement, as described above under "—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table." Mr. Colo resigned in February 2015 and was not entitled to any payments pursuant to the terms of his employment agreement as a result of his resignation. However, in exchange for Mr. Colo's execution, delivery and non-revocation of a general release of claims against the Company, we paid Mr. Colo

$29,180, which was the cash component of his annual bonus for fiscal year 2014, calculated in a manner commensurate with other similarly situated executives of the Company.

Name	Benefit	Termination without Cause ($)	Termination for Good Reason ($)	Termination due to death or Disability ($)	Qualifying Termination in Connection with a Change in Control ($)
Sean Moriarty	Severance(1)	925,478	925,478	—	925,478
	Value of Accelerated Restricted Stock Units(2)	163,367	163,367	—	163,367
	Value of Continued Health Care Coverage Premiums(3)	37,622	37,622	—	37,622
	Total	1,126,467	1,126,467	—	1,126,467
Julie Campistron(4)	Severance(5)	175,000	—	175,000	175,000
	Value of Accelerated Restricted Stock Units(2)	—	—	—	352,982
	Value of Accelerated Stock Options(6)	—	—	—	5,100
	Value of Continued Health Care Coverage Premiums(3)	12,541	—	12,541	12,541
	Total	187,541	—	187,541	545,623
Frederick Scott Boecker	Severance(5)	162,500	—	162,500	162,500
	Value of Accelerated Restricted Stock Units(2)	—	—	—	198,900
	Value of Accelerated Stock Options(6)	—	—	—	5,100
	Value of Continued Health Care Coverage Premiums(3)	12,541	—	12,541	12,541
	Total	175,041	—	175,041	379,041
Daniel Weinrot	Severance(5)	155,000	—	155,000	155,000
	Value of Accelerated Restricted Stock Units(2)	—	—	—	184,270
	Value of Accelerated Stock Options(6)	—	—	—	5,100
	Value of Continued Health Care Coverage Premiums(3)	12,541	—	12,541	12,541
	Total	167,541	—	167,541	356,911

(1)
Represents cash severance provided under Mr. Moriarty's employment agreement consisting of continuation payments of base salary and an amount equal to a pro-rata portion of Mr. Moriarty's target bonus for 2014. Under the terms of his employment agreement, Mr. Moriarty would have been entitled to receive the cash portion of his discretionary bonus earned for 2014 as part of his severance, but Mr. Moriarty elected to forego his bonus for 2014.

(2)
Represents the aggregate value of the executive's unvested Demand Media restricted stock units and, if applicable, Rightside restricted stock units that would have vested on an accelerated basis, calculated by multiplying (a) the number of accelerating Demand Media restricted stock units by the closing price of Demand Media's common stock on the NYSE on December 31, 2014 ($6.12), and (b) the number of accelerating Rightside restricted stock units by the closing price of Rightside's common stock on the Nasdaq on December 31, 2014 ($6.72).

(3)
Represents the cost of Company-subsidized continued benefits for the payout period provided under each named executive officer's employment agreement, based on our then-applicable costs to provide such coverage.

(4)
In addition to the scenarios summarized in the above table, if Ms. Campistron's employment had been terminated on December 31, 2014 by the Company without "cause" or by Ms. Campistron for "good reason" (as defined in her employment agreement) in connection with a Permanent CEO Appointment, Ms. Campistron would have been entitled to payments totaling $312,203 consisting of the following: (i) $175,000 of severance payments; (ii) $122,962 representing the value of her accelerated restricted stock units; (iii) $1,700 representing the value of her accelerated stock options; and (iv) $12,541 representing the value of continued health care coverage premiums. Ms. Campistron was only entitled to these termination payments during the six-month period following the Company's appointment of a permanent chief executive officer, which occurred in August 2014. Ms. Campistron's employment was not terminated during the relevant six-month period and she is no longer entitled to payments under this scenario.

(5)
Represents cash severance provided under each named executive officer's employment agreement consisting of continuation payments of base salary and earned but unpaid bonuses for 2014. Under the terms of their employment agreements, these named executive officers would have been entitled to receive the cash portion of their discretionary bonuses for 2014 as part of their severance.

(6)
Represents the aggregate value of the executive's unvested Demand Media stock options to the extent that such stock options have an exercise price lower than our closing stock price on December 31, 2014 ($6.12). The only such stock options were the 30,000 stock options granted to each of Ms. Campistron, Mr. Boecker and Mr. Weinrot on December 18, 2014, with an exercise price of $5.95. The aggregate value is calculated by multiplying the number of accelerating Demand Media stock options by the difference between the closing price of Demand Media's common stock on the NYSE on December 31, 2014 and the exercise price per share of such stock options. Mr. Moriarty would not have received any payments with respect to unvested stock options because the stock options that would have vested on an accelerated basis all have an exercise price that is higher than our closing stock price on December 31, 2014. Additionally, none of the Rightside stock options held by our named executive officers as of December 31, 2014 had an exercise price lower than the closing price of Rightside's common stock on the Nasdaq on December 31, 2014. As such, none of the Rightside stock options are included in the above table.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2014 regarding compensation plans under which our equity securities are authorized for issuance:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($/share)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by stockholders(2)	4,330,897	$8.65	4,315,714	(3)
Equity compensation plans not approved by stockholders	—	—	—

Total	4,330,897	$8.65	4,315,714

(1)
The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price. There are no warrants or other rights outstanding.

(2)
Consists of the 2006 Plan, the 2010 Plan and the Demand Media, Inc. 2010 Employee Stock Purchase Plan (the "ESPP"). We are no longer permitted to grant awards under the 2006 Plan. Stockholders are being asked to approve an amended and restated version of the 2010 Plan, which our board of directors adopted on April 23, 2015, as described above under "Item 3: Approval of the Amended and Restated 2010 Incentive Award Plan." The ESPP provides up to a 24-month offering period which is comprised of four consecutive six-month purchase periods commencing in May and November, with the most recent offering period commencing in November 2014.

(3)
Includes (i) 2,545,293 shares available for issuance under the 2010 Plan and (ii) 1,770,421 shares reserved for issuance under the ESPP. The aggregate number of shares of common stock available for issuance under awards granted pursuant to the 2010 Plan as of August 1, 2014 (the date of the Rightside Spin-Off and Reverse Stock Split) is equal to the sum of (i) 5,647,866 shares; plus (ii) any shares of our common stock subject to awards under the 2006 Plan that terminate, expire or lapse for any reason after August 1, 2014; plus (iii) an annual increase in shares on the first day of each calendar year through 2020. The annual increase will be equal to the lesser of (A) 1,200,000 shares, (B) 5% of our common stock outstanding on the last day of the prior calendar year or (C) such smaller number of shares as may be determined by the Board or the compensation committee of the Board. Shares available for issuance under the 2010 Plan can be granted pursuant to stock options, restricted stock, restricted stock unit and other incentive awards selected by the plan administrator.

 SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 23, 2015 for:

  •
  each person, or group of affiliated persons, who we know beneficially owns more than 5% of our outstanding shares of common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our current directors and executive officers as a group.

        Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

        Applicable percentage ownership is based on 19,803,540 shares of common stock outstanding at April 23, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and/or restricted stock units held by that person or entity that are currently exercisable or exercisable within 60 days of April 23, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404.

Name of Beneficial Owner	Shares of Common Stock Owned	Rights to Acquire Common Stock(1)	Total Shares Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders
Entities affiliated with Oak Investment Partners(2)	4,487,062	—	4,487,062	22.7%
Entities affiliated with Spectrum Equity(3)	2,770,540	—	2,770,540	14.0%
Goldman Sachs Investment Partners Master Fund, L.P.(4)	1,166,666	—	1,166,666	5.9%
Directors and Executive Officers
Sean Moriarty(5)	27,000	—	27,000	*
Shawn Colo(6)	187,157	4,740	191,897	*
Mel Tang(7)	54,263	—	54,263	*
Julie Campistron(8)	8,536	20,840	29,376	*
Frederick Scott Boecker	—	—	—	*
Daniel Weinrot(9)	7,096	16,201	23,297	*
Peter Guber(10)	27,011	9,273	36,284	*
Fredric W. Harman(11)	4,487,062	—	4,487,062	22.7%
John A. Hawkins(12)	799,999	—	799,999	4.0%
Victor E. Parker(13)	2,770,540	—	2,770,540	14.0%
James R. Quandt(14)	29,916	9,825	39,741	*
Brian M. Regan	—	—	—	*
All current executive officers and directors (including nominees) as a group (12 persons)	8,157,160	56,139	8,213,299	41.5%

*
Represents beneficial ownership of less than 1%.

(1)
Represents shares which the person or group has a right to acquire within sixty (60) days of April 23, 2015, upon the exercise of options or the vesting of restricted stock units. Does not include restricted stock units that vest more than sixty (60) days after April 23, 2015.

(2)
Based upon a Schedule 13G filed with the SEC on February 13, 2012 by Oak Investment Partners XI, Limited Partnership, Oak Associates XI, LLC, Oak Investment Partners XII, Limited Partnership, Oak Associates XII, LLC and Oak Management Corporation ("Oak Management"). Includes (i) 2,948,287 shares held by Oak Investment Partners XI, Limited Partnership ("Oak XI") and (ii) 1,538,775 shares held by Oak Investment Partners XII, Limited Partnership ("Oak XII"). Oak XI has sole voting and dispositive power over the shares it holds and Oak XII has sole voting and dispositive power over the shares it holds. Oak Associates XI, LLC is the general partner of Oak XI and may be deemed to share voting and dispositive power over the shares held by Oak XI. Oak Associates XII, LLC is the general partner of Oak XII and may be deemed to share voting and dispositive power over the shares held by Oak XII. Oak Management is the manager of Oak XI and Oak XII and may be deemed to share voting and dispositive power over the shares held by Oak XI and Oak XII. Fredric W. Harman, one of our directors, is a Managing Member of Oak Associates XI, LLC and Oak Associates XII, LLC, as described below in footnote (11). The address of each of the entities listed is c/o Oak Management Corporation, 525 University Avenue, Suite 1300, Palo Alto, CA 94301.

(3)
Based upon a Schedule 13G/A filed with the SEC on January 21, 2015 by Spectrum Equity Investors V, L.P. ("SEI V"), Spectrum Equity Associates V, L.P. ("SEA V"), SEA V Management, LLC ("SEA V Management") and Spectrum V Investment Managers' Fund, L.P. ("IMF V" and together with SEI V, SEA V and SEA V Management, the "Spectrum Funds"). Includes (i) 2,756,688 shares held by SEI V and (ii) 13,852 shares held by IMF V. SEA V is the sole general partner of SEI V. SEA V Management is the sole general partner of SEA V and the sole general partner of IMF V. Victor E. Parker, one of our directors, is one of the non-controlling managing directors of SEA V Management, as described below in footnote (13). By virtue of their relationship as affiliated entities, whose controlling entities have overlapping individual controlling persons, each of the Spectrum Funds may be deemed to share the power to direct the disposition and vote of the 2,770,540 aggregate shares held by the Spectrum Funds. Each of the Spectrum Funds and each of the managing directors of SEA V Management (described below in footnote (13)) disclaim any beneficial ownership of the shares held by the Spectrum Funds, except for any shares held of record and except to the extent of any individual pecuniary interest therein. The principal business address of each of the Spectrum Funds is Spectrum Equity Investors, 140 New Montgomery, 20th Floor, San Francisco, CA 94105.

(4)
Based upon a Schedule 13G/A filed with the SEC on February 17, 2015 by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (collectively, "Goldman Sachs Asset Management"). These shares are beneficially owned by Goldman Sachs Investment Partners Master Fund, L.P. (the "Goldman Fund"), a fund affiliated with The Goldman Sachs Group, Inc. Goldman Sachs Asset Management is a wholly owned subsidiary of The Goldman Sachs Group, Inc. and is the investment manager of the Goldman Fund. The Goldman Sachs Group, Inc. disclaims beneficial ownership of the shares of common stock owned by the Goldman Fund, except to the extent of any pecuniary interest therein. This does not include any securities, if any, beneficially owned by any operating units of The Goldman Sachs Group, Inc., its subsidiaries or affiliates whose ownership of securities is disaggregated from the Goldman Fund in accordance with positions taken by the Securities and Exchange Commission and its staff. The address for the Goldman Fund and The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282.

(5)
Shares of common stock owned consists of 27,000 shares held directly by Mr. Moriarty.

(6)
Shares of common stock owned includes 167,157 shares held by the Colo and O'Neil Revocable Trust, dated 9/12/08, for which Mr. Colo is the trustee, 10,000 shares held by the Shawn J. Colo Grantor Retained Annuity Trust, dated 9/12/08, for which Mr. Colo is the trustee, and 10,000 shares held by the Deidre A. O'Neil Grantor Retained Annuity Trust, dated 9/12/08, for which Mr. Colo is the trustee. The rights to acquire common stock includes 4,740 shares subject to options that are exercisable as of April 23, 2015. Mr. Colo disclaims any beneficial ownership of the shares held by each Grantor Retained Annuity Trust except to the extent of his pecuniary interest therein.

(7)
Shares of common stock owned consists of 54,263 shares held by The Tang Family Trust dated December 8, 2009, of which Mr. Tang is the trustee.

(8)
Shares of common stock owned consists of 8,536 shares held directly by Ms. Campistron. The rights to acquire common stock includes 17,513 shares subject to options that are exercisable or will become exercisable within 60 days of April 23, 2015 and 3,327 shares subject to restricted stock units that will vest within 60 days of April 23, 2015.

(9)
Shares of common stock owned consists of 7,096 shares held directly by Mr. Weinrot. The rights to acquire common stock includes 14,578 shares subject to options that are exercisable or will become exercisable within 60 days of April 23, 2015 and 1,623 shares subject to restricted stock units that will vest within 60 days of April 23, 2015.

(10)
Includes 3,201 shares held directly by Mr. Guber, 23,810 shares held by the Guber Family Trust, 8,705 shares subject to options that are exercisable within 60 days of April 23, 2015, and 568 shares subject to restricted stock units that will vest within 60 days of April 23, 2015. Mr. Guber is co-trustee of the Guber Family Trust with his wife and they share voting and dispositive power over the shares held in that trust.

(11)
Includes 4,487,062 shares held by entities affiliated with Oak Investment Partners, comprised of 2,948,287 shares held by Oak XI and 1,538,775 shares held by Oak XII, as described in footnote (2) above. As a Managing Member of both Oak Associates XI, LLC (the General Partner of Oak XI) and Oak Associates XII, LLC (the General Partner of Oak XII), Mr. Harman may be deemed to share the power to vote and dispose of the shares held by each of Oak XI and Oak XII. Bandel L. Carano, Anne H. Lamont and Edward F. Glassmeyer, all of whom are Managing Members of Oak Associates XI, LLC, may also be deemed to share the power to vote and dispose of the shares held by Oak XI. Bandel L. Carano, Anne H. Lamont, Edward F. Glassmeyer, Grace A. Ames, Iftikar A. Ahmed and Warren B. Riley, all of whom are Managing Members of Oak Associates XII, LLC, may also be deemed to share the power to vote and dispose of the shares held by Oak XII. Each of the listed individuals disclaims any beneficial ownership of the shares held by such partnership(s), except to the extent of any individual pecuniary interest therein. The address for Mr. Harman is 525 University Avenue, Suite 1300, Palo Alto, CA 94301.

(12)
Includes (i) 793,190 shares held by Generation Capital Partners II LP ("GCP") and (ii) 6,809 shares held by Generation Members' Fund II LP ("GMF," and together with GCP, the "Generation Funds"). Mr. Hawkins is Managing Partner and co-founder of Generation Partners and has shared power to vote and dispose of the shares held by the Generation Funds. These shares may be deemed to be beneficially owned by Mr. Hawkins and the Generation Funds. Mr. Hawkins disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The address for Mr. Hawkins is One Maritime Plaza, Suite 1555, San Francisco, CA 94111 and the address for the Generation Funds is One Greenwich Office Park, Greenwich, CT 06831.

(13)
Includes 2,770,540 shares held by the Spectrum Funds as described in footnote (3) above. Mr. Parker is a non-controlling managing director of SEA V Management. Mr. Parker has shared power to vote and dispose of the shares held by the Spectrum Funds with the other managing directors of SEA V Management (Brion B. Applegate, William P. Collatos, Randy J. Henderson, Kevin J. Maroni and Christopher T. Mitchell). Mr. Parker is also a limited partner in SEA V and IMF V. Mr. Parker and each of the other managing directors of SEA V Management disclaim any beneficial ownership of the shares held by the Spectrum Funds, except to the extent of any individual pecuniary interest therein. The address of Mr. Parker is Spectrum Equity Investors, 140 New Montgomery, 20th Floor, San Francisco, CA 94105.

(14)
Shares of common stock owned consists of 29,916 shares held directly by Mr. Quandt. The rights to acquire common stock includes 9,257 shares subject to options that are exercisable or will become exercisable within 60 days of April 23, 2015, and 568 shares subject to restricted stock units that will vest within 60 days of April 23, 2015.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

        Our Board has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of transactions between the Company and its directors, director nominees, executive officers, beneficial holders of more than 5% of our common stock and their respective immediate family members. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person. While the policy covers any related party transaction in which the amount involved exceeds $100,000, only related party transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by the Securities Act, Exchange Act and related rules. Our Board has set the lower $100,000 threshold for approval of related party transactions because we believe it is important and appropriate for our audit committee to review transactions or potential transactions in which the amount involved exceeds $100,000, as opposed to $120,000.

        Pursuant to our related party transaction policy, our audit committee will (i) review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party and the extent of the related party's interest in the transaction, and (ii) take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics. Management will present to our audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto, and will update the audit committee as to any material changes to any related party transaction. Related party transactions may only be consummated if our audit committee has approved or ratified the transaction in accordance with the guidelines set forth in the policy. Certain types of transactions have been pre-approved by our audit committee under the policy. These pre-approved transactions include: (i) certain compensation arrangements; (ii) transactions in the ordinary course of business where the related party's interest arises only from (a) his or her position as a director of another entity that is party to the transaction, (b) an equity interest of less than 5% in another entity that is party to the transaction, or (c) a limited partnership interest of less than 5%, subject to certain limitations; and (iii) transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of equity securities in our Company that provides all holders of such class of equity securities with the same benefit on a pro rata basis. No director may participate in the approval of a related party transaction for which he or she is a related party.

Related Party Transactions

        Described below are related party transactions to which we were a party during our last fiscal year, or to which we will be a party, in which the amounts involved exceeded or will exceed $120,000.

        Stockholders' Agreement.    We are party to a stockholders' agreement which provides that holders of our common stock that was issued upon conversion of our convertible preferred stock have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The stockholders' agreement also contains restrictions on the issuance or transfer of shares, including certain corporate governance provisions. The original stockholders' agreement contained agreements among the parties with respect to the election of our directors and some of our current directors were originally nominated and elected pursuant to the terms of the stockholders' agreement. The provisions of the stockholders' agreement relating to the nomination and election of directors terminated upon completion of our initial public offering.

        Indemnification Agreements.    We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

 AUDIT COMMITTEE REPORT

        The following report of the Audit Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, and such information shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

        The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee's functions are more fully described in its charter, which is available on our website at http://ir.demandmedia.com/corporate-governance/corporate-governance-overview. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Demand Media's audited financial statements as of and for the fiscal year ended December 31, 2014.

        The audit committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. In addition, the audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us. Finally, the audit committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP's audit of such financial statements.

        Based on these reviews and discussions, the audit committee recommended to the Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Audit Committee of the Board
Brian M. Regan—Chairperson
John A. Hawkins
James R. Quandt

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any failure to file required ownership reports by these dates.

        Based solely on a review of copies of such forms that we received from such persons with respect to their transactions in fiscal 2014, and the written representations received from certain reporting persons that no other reports were required, other than as disclosed below, we believe that all directors, executive officers and persons who own more than 10% of our common stock have complied with the Section 16(a) reporting requirements.

Stockholder Proposals and Nominations

        Proposals Pursuant to Rule 14a-8.    Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2016 proxy statement, your proposal must be received by us no later than January 1, 2016, and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

        Proposals and Nominations Pursuant to Our Bylaws.    Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2016 annual stockholder meeting that will not be included in our proxy statement, you must notify us in writing and such notice must be received by us no earlier than February 11, 2016 and no later than March 13, 2016; provided that if the date of the annual meeting is earlier than May 12, 2016 or later than August 10, 2016, you must give notice not earlier than the 120th day prior to the annual meeting and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made (such notice within such time periods, "Timely Notice"). In addition, with respect to nominations for directors, if the number of directors to be elected at the 2016 annual meeting is increased after March 13, 2016, and there is no public announcement by us naming all of the nominees for director by March 3, 2016, notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to us by the close of business on the 10th day following the day on which we first make such public announcement.

        The nominating and corporate governance committee of the Board will consider suggestions from stockholders for potential director nominees to be presented at the 2016 annual meeting. The person recommending the nominee must be a stockholder entitled to vote at the 2016 annual meeting, and the recommendation must be made pursuant to Timely Notice. The nominating and corporate governance committee will consider nominees suggested by stockholders on the same terms as nominees selected by the nominating and corporate governance committee. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Corporate Secretary at our principal executive offices, 1655 26th Street, Santa Monica, California 90404, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404, or contact Investor Relations by telephone at (310) 394-6400.

Incorporation by Reference

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, the sections of this proxy statement titled "Audit Committee Report" and "Compensation Committee Report" will not be incorporated by reference into any of those prior filings, nor will such reports be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

Availability of Annual Report on Form 10-K

        Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the SEC (exclusive of exhibits and documents incorporated by reference) may be obtained for free by directing written requests to our Corporate Secretary, Demand Media, Inc., 1655 26th Street, Santa Monica, California 90404. Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC's website, http://www.sec.gov, or on the investor relations page of our website, http://ir.demandmedia.com/investor-overview/proxy-and-annual-meeting.

Other Matters

        The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment, and the proxy includes discretionary authority to do so.

BY ORDER OF THE BOARD OF DIRECTORS
Santa Monica, California April 28, 2015

APPENDIX A

AMENDED AND RESTATED DEMAND MEDIA, INC.
2010 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

        The purpose of the Amended and Restated Demand Media, Inc. 2010 Incentive Award Plan (the "Plan") is to promote the success and enhance the value of Demand Media, Inc. (the "Company") by linking the individual interests of the members of the Board, Employees and Consultants to those of the Company's stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company's stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. The Plan amends and restates in its entirety the Demand Media, Inc. 2010 Incentive Award Plan (the "Original Plan").

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Administrator" shall mean the entity that conducts the general administration of the Plan as provided in Article 12 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 hereof, or which the Board has assumed, the term "Administrator" shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

        2.2   "Affiliate" shall mean any Parent or Subsidiary.

        2.3   "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

        2.4   "Award" shall mean an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Dividend Equivalent Award, a Deferred Stock Award, a Stock Payment Award, a Stock Appreciation Right, an Other Incentive Award or a Performance Share Award, which may be awarded or granted under the Plan.

        2.5   "Award Agreement" shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

        2.6   "Board" shall mean the Board of Directors of the Company.

        2.7   "Cause" shall mean, with respect to any Participant, "Cause" as defined in such Participant's employment agreement with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (i) the Participant's unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary or any other material breach of a written agreement between the Participant and the Company, including without limitation a material breach of any employment or confidentiality agreement; (ii) the Participant's indictment for, or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or other foreign jurisdiction or any crime involving dishonesty or moral turpitude; (iii) the Participant's gross negligence or willful misconduct or the Participant's willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company or any Subsidiary; or (v) any acts, omissions or statements by a Participant which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any Subsidiary.

        2.8   "Change in Control" shall mean the occurrence of any of the following events:

          (a)   The consummation of a transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Parents or Subsidiaries, an employee benefit plan maintained by the Company or any of its Parents or Subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

          (b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

              (i)  Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")), directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

             (ii)  After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

          (d)   The Company's stockholders approve a liquidation or dissolution of the Company.

        Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a "change in control event," as defined in Treasury Regulation §1.409A-3(i)(5).

        Consistent with the terms of this Section 2.8, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

        2.9   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

        2.10 "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 12 hereof.

        2.11 "Common Stock" shall mean the common stock of the Company, par value $0.0001 per share.

        2.12 "Company" shall mean Demand Media, Inc., a Delaware corporation.

        2.13 "Consultant" shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor Form thereto or, prior to the Public Trading Date, under Rule 701 of the Securities Act.

        2.14 "Covered Employee" shall mean any Employee who is, or could become, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.15 "Deferred Stock" shall mean a right to receive Shares awarded under Section 9.4 hereof.

        2.16 "Director" shall mean a member of the Board, as constituted from time to time.

        2.17 "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

        2.18 "DRO" shall mean a "domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

        2.19 "Effective Date" shall mean, for purposes of the Plan (as amended and restated), the date on which the Plan is approved by the Company's stockholders; provided, however, that solely for purposes of the last sentence of Section 13.1 hereof (regarding ISOs), the Effective Date shall be the date on which the Plan (as amended and restated) is adopted by the Board, subject to approval of the Plan (as amended and restated) by the Company's stockholders. Notwithstanding the foregoing, the Original Plan shall remain in effect on its existing terms unless and until the Plan (as amended and restated) is approved by the Company's stockholders.

        2.20 "Eligible Individual" shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

        2.21 "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate.

        2.22 "Equity Restructuring" shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

        2.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        2.24 "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:

          (a)   If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

        2.25 "Greater Than 10% Stockholder" shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" (as defined in Sections 424(e) and 424(f) of the Code, respectively).

        2.26 "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

        2.27 "Individual Award Limit" shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

        2.28 "Non-Employee Director" shall mean a Director of the Company who is not an Employee.

        2.29 "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

        2.30 "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

        2.31 "Original Plan" shall mean the Demand Media, Inc. 2010 Incentive Award Plan.

        2.32 "Other Incentive Award" shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.7 hereof.

        2.33 "Parent" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        2.34 "Participant" shall mean a person who has been granted an Award.

        2.35 "Performance Award" shall mean an Award that is granted under Section 9.1 hereof.

        2.36 "Performance-Based Compensation" shall mean any compensation that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.37 "Performance Criteria" shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

          (a)   The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, (E) non-cash equity-based compensation expense and (F) other non-cash items impacting net earnings from time to time); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow, free cash flow and discretionary free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects or strategic transactions; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; (xxv) sales-related goals; (xxvi) transaction-related goals (including, but not limited to, gross transaction value or average revenue per transaction); (xxvii) visitor and/or traffic metrics; and (xxviii) customer engagement metrics, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

          (b)   The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws;

  (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

        2.38 "Performance Goals" shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

        2.39 "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Award.

        2.40 "Performance Share Award" shall mean a contractual right awarded under Section 9.6 hereof to receive a number of Shares or the cash value of such number of Shares based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

        2.41 "Permitted Transferee" shall mean, with respect to a Participant, (a) prior to the Public Trading Date, any "family member" of the Participant, as defined under Rule 701 of the Securities Act and (b) on or after the Public Trading Date, any "family member" of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

        2.42 "Plan" shall mean this Amended and Restated Demand Media, Inc. 2010 Incentive Award Plan, as it may be amended from time to time.

        2.43 "Prior Plan" shall mean the Demand Media, Inc. 2006 Equity Incentive Plan, as may be amended from time to time.

        2.44 "Program" shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

        2.45 "Public Trading Date" shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

        2.46 "Restricted Stock" shall mean Common Stock awarded under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

        2.47 "Restricted Stock Unit" shall mean a contractual right awarded under Section 9.5 hereof to receive in the future a Share or the cash value of a Share.

        2.48 "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.49 "Share Limit" shall have the meaning provided in Section 3.1(a) hereof.

        2.50 "Shares" shall mean shares of Common Stock.

        2.51 "Stock Appreciation Right" shall mean a stock appreciation right granted under Article 10 hereof.

        2.52 "Stock Payment" shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

        2.53 "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        2.54 "Substitute Award" shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

        2.55 "Termination of Service" shall mean:

  (a)
  As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

  (b)
  As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

  (c)
  As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Affiliate.

        The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant's employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

 ARTICLE 3.

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to Sections 3.1(b), 13.1 and 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (i) five million six hundred forty-seven thousand eight hundred sixty-six (5,647,866) Shares and (ii) any Shares underlying awards outstanding under the Prior Plan as of August 1, 2014 which, on or after such date, terminate, expire or lapse for any reason without the delivery of Shares to the holder thereof, and (iii) an annual increase on the first day of each year beginning in 2015 and ending in 2020 equal to the lesser of (A) one million two hundred thousand (1,200,000) Shares, (B) five percent (5%) of the Shares outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, assuming the conversion of any shares of preferred stock, but excluding shares issuable upon the exercise or payment of stock options, warrants and other equity securities with respect to which shares have not actually been issued and (C) such smaller number of Shares as may be determined by the Board (the "Share Limit"), all of which may be issued as Incentive Stock Options, provided, however, that notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) or Section 3.1(a)(iii) shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. Notwithstanding the foregoing, to the extent permitted under applicable law and applicable stock exchange rules, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award. As of August 3, 2010, no further awards may be granted under the Prior Plan, however, any awards under the Prior Plan that are outstanding as of August 3, 2010 shall continue to be subject to the terms and conditions of the Prior Plan.

          (b)   If any Award is forfeited, expires or is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 13.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

          (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan in the Board's discretion at the time of such acquisition or combination and shall not reduce the Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

        3.2    Stock Distributed.    Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

        3.3    Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2 hereof, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be one million(1,000,000) and the maximum aggregate amount of cash that may be paid in cash during any calendar year (measured from the date of any payment) with respect to one or more Awards payable in cash shall be ten million dollars ($10,000,000) (together, the "Individual Award Limits").

ARTICLE 4.

GRANTING OF AWARDS

        4.1    Participation.    The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

        4.2    Award Agreement.    Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.

        4.3    Limitations Applicable to Section 16 Persons.    Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by applicable law.

        4.4    At-Will Service.    Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

        4.5    Foreign Participants.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit or Individual Award Limits contained in Sections 3.1 and 3.3 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

        4.6    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS
PERFORMANCE-BASED COMPENSATION.

        5.1    Purpose.    The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

        5.2    Applicability.    The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

        5.3    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

        5.4    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

        5.5    Additional Limitations.    Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed under Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

        6.1    Granting of Options to Eligible Individuals.    The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

        6.2    Qualification of Incentive Stock Options.    No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any "parent corporation" or "subsidiary corporation" of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company and any Affiliate corporation thereof exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

        6.3    Option Exercise Price.    Except as provided in Section 6.6 hereof, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

        6.4    Option Term.    The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to such a Termination of Service.

        6.5    Option Vesting.

          (a)   The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option.

          (b)   No portion of an Option which is unexercisable at a Participant's Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in a Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

        6.6    Substitute Awards.    Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

        6.7    Substitution of Stock Appreciation Rights.    The Administrator may provide in an applicable Program or the applicable Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

        7.1    Partial Exercise.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

        7.2    Manner of Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c)   In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

          (d)   Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2 hereof.

        7.3    Notification Regarding Disposition.    The Participant shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

ARTICLE 8.

RESTRICTED STOCK

        8.1   Award of Restricted Stock.

          (a)   The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

          (b)   The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

        8.2    Rights as Stockholders.    Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement, including the right to receive dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3 hereof. In addition, any dividends paid with respect to shares of Restricted Stock subject to performance-based vesting shall be subject to (and payable only upon the attainment of) the same vesting conditions applicable to the underlying performance-based vesting share of Restricted Stock.

        8.3    Restrictions.    All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of an applicable Program or in the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant's duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

        8.4    Repurchase or Forfeiture of Restricted Stock.    If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant's death, retirement or disability, any other specified Termination of Service or any other event, the Participant's rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company cease to have a right of repurchase.

        8.5    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

        8.6    Section 83(b) Election.    If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS,
DEFERRED STOCK, RESTRICTED STOCK UNITS; PERFORMANCE SHARE
AWARDS, OTHER INCENTIVE AWARDS

        9.1    Performance Awards.

          (a)   The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares or a combination of both, as determined by the Administrator.

          (b)   Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.

        9.2    Dividend Equivalents.

          (a)   Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the Award vests with respect to such Shares.

          (b)   Notwithstanding the foregoing, (i) no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights, unless otherwise determined by the Administrator and (ii) any Dividend Equivalents that may become payable with respect to Awards subject to performance-based vesting shall be subject to (and payable only upon the attainment of) the same vesting conditions applicable to the underlying performance-based vesting Award.

        9.3    Stock Payments.    The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

        9.4    Deferred Stock.    The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator, subject to compliance with Section 409A of the Code or an exemption therefrom. Shares underlying a Deferred Stock Award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award have been issued to the Participant.

        9.5    Restricted Stock Units.    The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

        9.6    Performance Share Awards.    Any Eligible Individual selected by the Administrator may be granted one or more Performance Share Awards which shall be denominated in a number of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

        9.7    Other Incentive Awards.    The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator.

        9.8    Cash Settlement.    Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

        9.9    Other Terms and Conditions.    All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

        9.10    Exercise upon Termination of Service.    Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including a Change in Control, the Participant's death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

STOCK APPRECIATION RIGHTS

        10.1    Grant of Stock Appreciation Rights.

          (a)   The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

          (b)   A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 10.1(c) hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

          (c)   Notwithstanding the foregoing provisions of Section 10.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

        10.2    Stock Appreciation Right Vesting.

          (a)   The Administrator shall determine the period during which a Participant shall vest in a Stock Appreciation Right and have the right to exercise such Stock Appreciation Right in whole or in part. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

          (b)   No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

        10.3    Manner of Exercise.    All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then-entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

          (c)   In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

        10.4    Stock Appreciation Right Term.    The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation

Rights may be exercised in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

        11.1    Payment.    The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

        11.2    Tax Withholding.    The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). Unless determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates or federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

        11.3    Transferability of Awards    .

          (a)   Except as otherwise provided in Section 11.3(b) or (c) hereof:

              (i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

             (ii)  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

            (iii)  During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.

          (b)   Notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

          (c)   Notwithstanding Section 11.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under applicable law and resides in a "community property" state, a designation of a person other than the Participant's spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written or electronic consent of the Participant's spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant's death.

        11.4    Conditions to Issuance of Shares.

          (a)   Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

          (b)   All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

          (c)   The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

          (d)   No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

          (e)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        11.5    Forfeiture Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for Cause.

        11.6    Prohibition on Repricing.    The Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.

 ARTICLE 12.

ADMINISTRATION

        12.1    Administrator.    The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Exchange Act, an "outside director" for purposes of Section 162(m) of the Code and an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6 hereof.

        12.2    Duties and Powers of Administrator.    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.10 hereof. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

        12.3    Action by the Committee.    Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        12.4    Authority of Administrator.    Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

          (a)   Designate Eligible Individuals to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Eligible Individual;

          (c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

        12.5    Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

        12.6    Delegation of Authority.    To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

        13.1    Amendment, Suspension or Termination of the Plan.    Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2 hereof, (a) increase the Share Limit or increase the Individual Award Limits, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan. The annual increase to the Share Limit (set forth in Section 3.1(a)(iii) hereof) shall terminate on August 3, 2020 and, from and after such date, no additional share increases shall occur pursuant to Section 3.1(a)(iii) hereof. In addition, notwithstanding anything herein to the contrary, no ISO shall be granted under the Plan after the tenth anniversary of the Effective Date.

        13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company's stock or the share price of the Company's stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

          (b)   In the event of any transaction or event described in Section 13.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

            (i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested;

            (ii)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iii)  To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and

            (v)   To provide that the Award cannot vest, be exercised or become payable after such event.

          (c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b) hereof:

            (i)    The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustment provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

            (ii)   The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

          (d)   Change in Control.

            (i)    Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. For the purposes of this Section 13.2(d)(i), an Award shall be considered assumed or substituted if, following the Change in Control, the assumed or substituted Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the assumed or substituted Award, for each share of Common Stock subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

            (ii)   In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 13.2(d)(i) hereof, each such non-assumed/substituted Award shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time. If an Award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify the Participant of such vesting and any applicable exercise , and the Award shall terminate upon the Change in Control. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 13.2(d)(ii) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

          (e)   The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

          (f)    With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

          (g)   The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (h)   No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.

          (i)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

        13.3    Approval of Plan by Stockholders.    The Original Plan was approved by the Company's stockholders on August 5, 2010. The Plan (as amended and restated) will be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan (as amended and restated). Awards may be granted or awarded under the Plan (as amended and restated) and subject to the terms and conditions of the Original Plan following the Board's adoption of the Plan (as amended and restated) unless and until the Plan (as amended and restated) receives stockholder approval. Awards granted from and after stockholder approval of the Plan (as amended and restated) will be subject to the terms and conditions of the Plan (as amended and restated). If the Plan (as amended and restated) is not approved by stockholders within twelve (12) months after its adoption by the Board, then the Original Plan shall continue on its existing terms and conditions and the Plan (as amended and restated) shall be of no force or effect.

        13.4    No Stockholders Rights.    Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record owner of such shares of Common Stock.

        13.5    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

        13.6    Effect of Plan upon Other Compensation Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

        13.7    Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        13.8    Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

        13.9    Governing Law.    The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

        13.10    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

        13.11    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

        13.12    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

        13.13    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        13.14    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        13.15    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M89246-P65675 Please indicate if you plan to attend this meeting. Yes No For Against Abstain DEMAND MEDIA, INC. 1655 26TH STREET SANTA MONICA, CA 90404 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. DEMAND MEDIA, INC. 1a. Peter J. Guber 1. Election of Director The Board of Directors recommends you vote FOR the following nominee: For Withhold The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratifi cation of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of Demand Media, Inc. for the fi scal year ending December 31, 2015. 3. Approval of the Amended and Restated 2010 Incentive Award Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fi duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized offi cer.

M89247-P65675 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. DEMAND MEDIA, INC. Annual Meeting of Stockholders June 11, 2015 at 2:00 PM (PDT) The Huntley Hotel 1111 Second Street, Santa Monica, CA 90403 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Sean Moriarty and Daniel Weinrot, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of the Demand Media, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on June 11, 2015 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEE UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side